SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:


[X] Preliminary Proxy Statement           [ ] Confidential, for Use of the
[ ] Definitive Proxy Statement                Commission Only  (as
[ ] Definitive   Additional   Materials       permitted  by  Rule   14a-6(e)(2))
[ ] Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12



                          DISCOVERY LABORATORIES, INC.
                          ----------------------------
                (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant):
 Not Applicable
 --------------

Payment of filing fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies: not applicable
            --------------

      (2) Aggregate number of securities to which transaction applies: not applicable
            --------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
            not applicable
            --------------

      (4)   Proposed maximum aggregate value of transaction: not applicable
                                                              --------------

      (5)   Total fee paid: not applicable
                            --------------
            [ ] Fee paid previously with preliminary materials:
            [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount previously paid: not applicable
                                    --------------
      (2)   Form, Schedule or Registration Statement No.: not applicable
                                                          --------------
      (3)   Filing Party: not applicable
                          --------------
      (4)   Date Filed: not applicable
                        --------------

                        350 South Main Street, Suite 307
                              Doylestown, PA 18901
                        --------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     To be held on Wednesday, June 28, 1999

                        --------------------------------

To the Stockholders of Discovery Laboratories, Inc.:


The Annual Meeting of Stockholders of Discovery Laboratories, Inc., a Delaware corporation (the "Corporation"), will be held on Wednesday, June 28, 1999, at 10:00 a.m. Eastern Standard Time at the office of Roberts, Sheridan & Kotel, P.C., 12 East 49th Street, 30th Floor, New York, N.Y., for the following purposes:


      I. To elect nine members to the Board of Directors to serve for the ensuing year and until their respective successors have been duly elected and qualified;

      II. To consider and approve an amendment to the Corporation's 1998 Stock Incentive Plan (the "1998 Plan") to increase the number of shares of Common Stock available for issuance under the 1998 Plan from 1,406,024 shares of Common Stock to 2,200,959 shares of Common Stock;


      III. To consider and approve the entry by the Corporation into a stock purchase agreement with Crescent International Limited ("Crescent") providing for the sale to Crescent of up to $1 million in new equity of the Corporation;

      IV. To consider and approve an amendment to the Corporation's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock available for issuance by the Corporation from 20 million to 35 million; and

      V. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.


Only stockholders of record of the Corporation's Common Stock and Series B Convertible Preferred Stock at the close of business on May 19, 1999 are entitled to notice of, and to vote at, the meeting and any adjournment or postponements thereof. A complete list of those stockholders will be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours at the Corporation's executive offices at 350 South Main Street, Suite 307, Doylestown, Pennsylvania 18901, for a period of 10 days prior to the meeting. The stock transfer books of the Corporation will not be closed.


                                              By Order of the Board of Directors

                                              /s/ Evan Myrianthopoulos
                                              ------------------------
                                              Evan Myrianthopoulos
                                              Corporate Secretary

Doylestown, Pennsylvania
May 20, 1999

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. IF YOU DO ATTEND THE ANNUAL MEETING YOU MAY REVOKE YOUR PROXY AND VOTE BY BALLOT.

                          Discovery Laboratories, Inc.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  June 28, 1999


Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Discovery Laboratories, Inc., a Delaware corporation ("Discovery" or the "Corporation"), with its principal executive offices at 350 South Main Street, Suite 307, Doylestown, Pennsylvania 18901, for use at the Annual Meeting of Stockholders and any adjournment thereof (the "Annual Meeting") to be held on Wednesday, June 16, 1999 at 10:00 a.m. Eastern Standard Time at the office of Roberts, Sheridan & Kotel, P.C., 12 East 49th Street, 30th Floor, New York, N.Y. 10017. It is expected that this Proxy Statement and the form of proxy will be mailed to stockholders on or about May 20, 1999.


Only holders of shares of Common Stock, par value $.001 per share (the "Common Stock") of the Corporation and holders of shares of Series B Convertible Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"), of the Corporation of record as of May 19, 1999 (the "Record Date") will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. As of May 19, 1999, _________ shares of Common Stock and ___________ shares of Series B Preferred Stock were issued and outstanding. Each share of Common Stock outstanding as of the Record Date will be entitled to one vote and each share of Series B Preferred Stock outstanding as of the Record Date will be entitled to approximately 3.1132 votes. As of May 19, 1999, the ___________ shares of Series B Preferred Stock are entitled to ____________ votes in the aggregate on all matters to be voted on.



Stockholders may vote at the annual meeting in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by written notice to the Secretary of the Corporation at any time before it is exercised, by executing a proxy with a later date, or by attending and voting at the Annual Meeting. The persons named as proxies in the form of proxy are directors and/or officers of the Corporation. All properly executed proxies that are returned in time to be counted at the Annual Meeting will be voted as stated below under "Voting Procedures." Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy. In addition to the election of directors, the stockholders will consider and vote upon (i) a proposal to amend the Corporation's 1998 Stock Incentive Plan (the "1998 Plan") to increase the number of shares of Common Stock available for issuance under the 1998 Plan from 1,406,024 to 2,200,959, (ii) a proposal to approve the entry by the Corporation into a stock purchase agreement with Crescent International Limited ("Crescent") providing for the sale to Crescent of up to $1 million in new equity of the Corporation, and (iii) a proposal to amend the Corporation's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock available for issuance by the Corporation from 20 million to 35 million. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR a respective matter if no specification is indicated.


The Board of Directors of the Corporation knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the form of proxy.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

At the Annual Meeting, nine directors will be elected by the stockholders to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified, or until their earlier resignation or removal. Management recommends that the persons named below be elected as directors of the Corporation and it is intended that the accompanying proxy will be voted for their election as directors, unless the proxy contains contrary instructions. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee or for all nominees will be voted (unless one or more nominees are unable to serve) for the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or the size of the Board of Directors will be fixed at a lower number. The persons nominated for election to the Corporation's Board of Directors are: Robert J. Capetola, Steve H. Kanzer, Max Link, Richard Power, Marvin Rosenthale, Herbert McDade, Mark Rogers, David Naveh and Richard Sperber. Each of the nominees currently serves as a director of the Corporation. A plurality of the votes cast by the stockholders present or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. See "Voting Procedures."

General Information Concerning the Board of Directors and its Committees

The Board of Directors met seven times and acted by unanimous written consent two times during the fiscal year ended December 31, 1998. Each incumbent director attended, in person or by telephone, all the meetings of the Board of Directors and committees of the Board of Directors on which he served during such fiscal year.

The Board of Directors has an Audit Committee, a Nominating Committee and a Compensation Committee. The Audit Committee met one time during the last fiscal year and the Compensation Committee met two times during the last fiscal year, and otherwise their respective responsibilities were assumed by the full Board of Directors.

Audit Committee. The Audit Committee of the Board of Directors, consisting of Mr. Herbert McDade Jr., Mr. Richard Power and Mr. Richard Sperber, oversees the appointment and reappointment of independent accountants for the Corporation from time to time and addresses matters of accounting policy with such accountants. The Audit Committee also oversees management's response to and implementation of accounting policy and practice recommendations. The Audit Committee is responsible for the reporting of significant events to the Board of Directors with respect to the above audit issues.

Compensation Committee. The Board of Directors also has a Compensation Committee, of which Dr. Marvin E. Rosenthale, Mr. Herbert McDade and Mr. Steve
H. Kanzer are members. The Compensation Committee reviews and makes recommendations concerning executive and general compensation matters and administers the 1998 Plan together with the Board of Directors.

Nominating Committee. The Nominating Committee, consisting of Robert J. Capetola, Ph.D., Mr. Steve H. Kanzer and Max Link, Ph.D., has the authority to designate the nominees for director at each annual meeting of the stockholders of the Corporation, to fill vacancies on the Board of Directors occurring between such annual meetings and to evaluate the performance of the Corporation's directors.

Executive Officers

Executive officers of the Corporation are elected annually and hold office until the first meeting of the Board of Directors after each annual meeting of stockholders and until their successors are elected and qualified, or until their earlier resignation or removal.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Corporation's directors, executive officers (including a person performing a principal policy-making function) and persons who own more than 10% of a registered class of the Corporation's equity securities (collectively, "Reporting Persons") to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the Corporation's Common Stock and other equity securities of the Corporation. Reporting Persons are required by SEC regulations to furnish the Corporation with copies of all of the Section 16(a) reports they file. Specific due dates for these reports have been established and the Corporation is required to identify in this Proxy Statement those person who failed to timely file these reports. Based solely upon a review of the copies of such filings received by it with respect to the fiscal year ended December 31, 1998 and representations made by the Reporting Persons, the Corporation believes that during fiscal year 1998 its Reporting Persons complied with all substantive filing requirements under Section 16(a) of the Exchange Act except that Steve H. Kanzer, Evan Myrianthopoulos, Max Link, Mark Rogers and Herbert McDade did not timely file Form 5's relating to certain option grants.

Nominees for Election to the Board of Directors

The following table sets forth the names and ages, as of May 4, 1999, of the nominees to be elected at the Annual Meeting, their respective principal occupations during the past three years and the period during which each has served as a director of the Corporation. For information concerning the number of shares of Common Stock beneficially owned by each nominee, see "Principal Stockholders."

Name                                  Age          Position with the Corporation
----                                  ---          -----------------------------

Robert J. Capetola                    49           Chief Executive Officer
Steve H. Kanzer                       35           Chairman
Max Link                              55           Director
Richard Power                         68           Director
Marvin Rosenthale                     63           Director
Herbert McDade                        71           Director
Mark Rogers                           55           Director
Richard Sperber                       58           Director
David Naveh                           45           Director

Robert J. Capetola, Ph.D. has served as President, Chief Executive Officer and a Director of the Corporation since June 1998 and prior to that time served as Chairman and Chief Executive Officer of ATI from its inception in October 1996. From February 1994 to May 1996, Dr. Capetola was Managing Director of Delta Biotechnology, a subsidiary of Ohmeda Pharmaceutical Products Division, a division of The BOC Group, PLC ("Ohmeda"), in the U.K. He also served on the Board of Directors of Delta Biotechnology. From December 1992 to September 1996, Dr. Capetola served as Vice President of Research and Development at Ohmeda. He served on Ohmeda's operating board and was responsible for all aspects of
Ohmeda's research and development, including preclinical research and development, clinical development, biometrics and regulatory affairs. From 1977 to 1992, Dr. Capetola held a variety of positions as a drug discovery scientist at Johnson & Johnson Pharmaceutical Research Institute, including Senior Worldwide Director of Experimental Therapeutics. Dr. Capetola received his B.S. from the Philadelphia College of Pharmacy & Science and his Ph.D. in pharmacology from Hahnemann Medical College.

Steve H. Kanzer, C.P.A., Esq. has served as Chairman of the Board of Directors of the Corporation since November 1997. From June 1996 until such time he was the Chairman of the Board of Discovery Laboratories, Inc., a former Delaware corporation and a predecessor by merger of the Corporation ("Old Discovery"). He has been a Director of ATI since November 1996. Mr. Kanzer is also President and Chief Executive Officer of the Institute for Drug Research, Inc., a specialty pharmaceutical and drug development company headquartered in Budapest, Hungary. Mr. Kanzer is a founder and currently a director of Boston Life Sciences, Inc. and Atlantic Pharmaceuticals, Inc. and is currently a director of Endorex, Inc. He has been a founder and director of several other public and private biotechnology companies including Avigen, Inc., Titan Pharmaceuticals, Inc. and Xenometrix, Inc. Mr. Kanzer was a Senior Managing Director of Paramount Capital Incorporated and Paramount Capital Investments, LLC until March 1998. From October 1991 until January 1995, Mr. Kanzer was General Counsel of The Castle Group Ltd, an affiliate of Paramount Capital. From 1988 to 1991, Mr. Kanzer was an attorney at the law firm of Skadden, Arps, Meagher, Slate, & Flom. Mr. Kanzer received his J.D. from New York University School of Law and a B.B.A. in Accounting from Baruch College. He devotes only a portion of his time to the business of the Corporation.

Max Link, Ph.D., has served as a Director of the Corporation since November 1997 and was a Director of Old Discovery from October 1996 until such date. He has been a Director of ATI since October 1996. Dr. Link has held a number of executive positions with pharmaceutical and health care companies. He currently serves on the Boards of Directors of five publicly-traded life science companies: Alexion Pharmaceuticals, Inc., Protein Design Labs, Inc., Human Genome Sciences, Inc., Cell Therapeutics, Inc., Procept, Inc. and Access Pharmaceuticals, Inc. From May 1993 until June 1994, Dr. Link was Chief Executive Officer of Corange Limited, the parent company of Boehringer Mannheim and DePuy, an orthopedic company. Prior to joining Corange, he served in a number of positions within Sandoz Pharma, Ltd., including Chief Executive Officer from 1987 until April 1992, and Chairman from April 1992 until May 1993.

Richard G. Power has been a Director of the Corporation since June 1998 and a Director of ATI since October 1996. Mr. Power is a Principal and Executive Director of The Sage Group, founded in 1994, which specializes in providing strategic and transactional services to the managements and boards of, and investors in, health care companies. He serves on the Board of Directors of The Quantum Group, and Neuromedica, Inc. From 1980 to 1994, Mr. Power served as President of R.G. Power & Associates, Inc., which specializes in worldwide business development and financing strategy for the health care industry. From 1955 to 1980, Mr. Power held senior management positions with several pharmaceutical industry firms, including SmithKline, Searle and as a corporate officer at J&J. Mr. Power received his B.A. from Loras College in 1951, and attended graduate school at the University of Wisconsin.

Marvin E. Rosenthale, Ph.D., has been a Director of the Corporation since June 1998 and a Director of ATI since October 1996. He has served as President and Chief Executive Officer of Allergan Ligand Retinoid Therapeutics, Inc. ("ALRT") from 1994 until 1997. He joined the ALRT joint venture formed by Allergan and Ligand, the entity through which they combined their resources to pursue the development of retinoid research and development prior to ALRT, in August 1993 as Vice President. Prior to joining ALRT, Dr. Rosenthale served as Vice President, Drug Discovery Worldwide, at R. W. Johnson Pharmaceutical Research Institute from 1990 to 1993. From 1977 to 1990, Dr. Rosenthale served in a variety of positions in drug discovery research for Ortho Pharmaceutical Corporation, including director of the divisions of pharmacology and biological research and executive director of drug discovery research. From 1960 to 1977, he served in various positions with Wyeth Laboratories. Dr. Rosenthale received a Ph.D. in pharmacology from Hahnemann Medical College & Hospital, an M.Sc. in pharmacology from Philadelphia College of Pharmacy and Science and a B.Sc. in pharmacy from Philadelphia College of Pharmacy.

Herbert H. McDade, Jr. has served as a Director of the Corporation since November 25, 1997 and was a Director of Old Discovery from June 1996 until such time. Mr. McDade is the Chairman of Access Pharmaceutical and a member of the Boards of Directors of two other publicly-held companies, Cytrx Corporation and Shaman Pharmaceuticals, and Clarion Pharmaceuticals, Inc., which is privately held. Mr. McDade was employed with the Upjohn Company for 20 years and for 14 years as President of Revlon Health Care International.

Mark C. Rogers, M.D. has served as a Director of the Corporation since November 25, 1997 and was a Director of Old Discovery from June 1996 until such time. Dr. Rogers has been the President of Paramount Capital, Incorporated since June, 1998. From May 1996 until June, 1998, Dr. Rogers was Senior Vice President, Corporate Development and Chief Technology Officer at Perkin-Elmer Corporation. Prior to that time, Dr. Rogers was the Vice Chancellor for Health Affairs, Executive Director and Chief Executive Officer of Duke University Hospital and Health Network from 1992 to 1996. Prior to his employment at Duke, Dr. Rogers was on the faculty of Johns Hopkins University for 15 years where he served as Distinguished Faculty Professor and Chairman of the Department of Anesthesiology and Critical Care Medicine, Associate Dean for Clinical Practice, Director of the Pediatric Intensive Care Unit and Professor of Pediatrics. Dr. Rogers received his M.D. from Upstate Medical Center and his M.B.A. from The Wharton School of Business. He received his B.A. from Columbia University and held a Fulbright Scholarship.

Richard Sperber has been a Director of the Corporation since May 1994. Mr. Sperber has been President and Chief Executive Officer of The Global Medicines Group Inc., a consulting firm, since 1991. From 1988 to 1991 Mr. Sperber was a Director and Head of Business Development and Strategic Planning for Glaxo Pharmaceuticals U.K. Ltd., a subsidiary of Glaxo Holdings PLC. Prior to his employment at Glaxo, Mr. Sperber held a variety of positions including Area Director for Ayerst International, responsible for Southeast Asia, and Director of Marketing for Schering-Plough Corp. responsible for Canada, Japan, Australia and Southeast Asia. Mr. Sperber received his B.S. from the University of Denver and attended graduate school at Columbia University.

David Naveh, Ph.D. has been a Director of the Corporation since May 1996. Dr. Naveh is Chief Technical Officer, Bayer Biologics Worldwide. Previously, Dr. Naveh has served as Director of Process Technology and was Director of Process Development of Bayer Corporation beginning in 1992. Dr. Naveh was Director of Biotechnology Operations for Centocor from 1990 to 1992 and was Director of Purification for Centocor from 1989 to 1990. From 1984 to 1988, Dr. Naveh was a manager at Schering-Plough Corp. Dr. Naveh was on the faculty of the University of Wisconsin, Madison as Assistant Professor from 1982 to 1984. He received his B.Sc. and M.S. in 1980 from the Technion, Haifa, Israel and his Ph.D. in 1982 from the University of Minnesota.

                               EXECUTIVE OFFICERS

The following table sets forth as of the Record Date the names and positions of the executive officers of the Corporation:

Name                                Age    Position with the Corporation
----                                ---    -----------------------------

Robert J. Capetola, Ph.D.           49     President, Chief Executive Officer
                                           and Director

Steve H. Kanzer, C.P.A., Esq.       35     Chairman of the Board of Directors

Harry Brittain, Ph.D.               49     Vice President, Pharmaceutical and
                                           Chemical Development

Laurence B. Katz, Ph.D.             44     Vice President, Project Management
                                           and Clinical Administration
Lisa Mastroianni                    37     Director of Clinical Research

Evan Myrianthopoulos                34     Vice President, Finance and Secretary

Christopher J. Schaber              32     Vice President, Regulatory Affairs
                                           and Quality Control

Huei Tsai, Ph.D.                    59     Vice President, Biometrics

Thomas E. Wiswell, M.D.             47     Vice President, Clinical Research

Cynthia Davis                       30     Controller

Harry G. Brittain, Ph.D., has served as the Vice President for Pharmaceutical and Chemical Development of the Corporation since June 1998. Prior to such time, he held such position with ATI commencing in November 1996. He is a graduate of Queens College (B.S., 1970; M.S., 1972), and of the City University of New York (Ph.D. in physical chemistry, 1975). He was a postdoctoral fellow at the University of Virginia, and has held faculty positions at Ferrum College and Seton Hall University. Prior to joining ATI, Dr,. Brittain served as Director of Pharmaceutical Development for the Pharmaceutical Products Division of Ohmeda, Inc. Before that, he worked at Bristol-Myers Squibb, where he led a variety of groups within the Analytical R&D department. His research interests include studies of molecular optical activity and chirality, development of pharmaceutical dosage forms, and the physical characterization of pharmaceutical materials. He has authored approximately 195 research publications, and is a member of the editorial boards of numerous journals.

Laurence B. Katz, Ph.D., has served as Vice President of Project Management and Clinical Administration of the Corporation since June 1998. Prior to such time, he held such position with ATI commencing in November 1996. Prior to joining the Corporation, Dr. Katz was employed from April 1993 to November 1996 by Ohmeda Pharmaceutical Products Division, a division of The BOC Group, as Senior Director of Project Management and Clinical Administration. At Ohmeda, Dr. Katz was project team leader for the inhaled nitric oxide project and was responsible for the administration of all clinical trials within the Corporation. Previously, Dr. Katz was employed by Ortho Pharmaceutical Corporation and the R.W. Johnson Pharmaceutical Research Institute, divisions of Johnson & Johnson, Inc. ("J&J"). While there he served as Senior Project Manager in the Project Planning & Management department from January 1990 to April 1993, and as a Principal Scientist in the Drug Discovery department from February 1983 to January 1990. Dr. Katz received a B.S. degree in biology from the University of Pennsylvania, his M.S. and Ph.D. degrees in pharmacology form the Philadelphia College of Pharmacy & Science, and was a post-doctoral research fellow at the University of Wisconsin-Madison.

Lisa Mastroianni, R.N., has served as Director of Clinical Research of the Corporation since June 1998. Prior to such time, she held such position with ATI commencing in January of 1997. Prior to joining the Corporation, Ms. Mastroianni was employed from November of 1994 to November of 1996 by Ohmeda Pharmaceutical Products Division, a division of The BOC Group as Senior Clinical Research Associate. At Ohmeda, Ms. Mastroianni was responsible for the management and completion of the Phase 2/3 clinical study in acute respiratory distress syndrome, supervision of internal personnel as well as management of a Contract Research Organization, and assisting in the development and management of a Phase 1 clinical study in congestive heart failure. Previously Ms. Mastroianni was employed by Sandoz Pharmaceuticals from March 1992 to November 1994 in their cardiovascular clinical research department and was responsible for monitoring Phase 3 lipid studies and managing and monitoring Phase 1 CHF studies. Ms. Mastroianni has her Bachelors degree in Nursing from Bloomfield College and has worked as a critical care nurse in a number of hospitals in the United States from 1985 to 1992.

Evan Myrianthopoulos has served as Vice President, Finance of the Corporation since June 1998. He served as Chief Financial Officer of the Corporation from December 1997 until June 1998 and as Chief Operating Officer of the Corporation from November 1997 until June 1998. From June 1996 until November 1997 he served as Chief Operating Officer and Director of Old Discovery. Prior to joining Old Discovery, he was a Technology Associate of Paramount Capital Investments, L.L.C. from December 1995 until January 1987. Before joining Paramount Capital Investments, LLC, Mr. Myrianthopoulos managed a hedge fund for S + M Capital Management in Englewood Cliffs, New Jersey. The fund specialized in syndicate and secondary stock issues and also engaged in arbitrage of municipal and mortgage bonds. Prior to his employment with S + M Capital Management, Mr. Myrianthopoulos was employed at the New York Branch of National Australia Bank where he was Assistant Vice President of Foreign Exchange trading. Mr. Myrianthopoulos received a B.S. in Economics and Psychology from Emory University in 1986.

Christopher J. Schaber has served as Vice President of Regulatory Affairs and Quality Assurance of the Corporation since June 1998. Prior to such time, he held such position with ATI commencing in November 1996. Prior to joining ATI, Mr. Schaber was employed from October 1994 to November 1996 by Ohmeda Pharmaceutical Products Division, a division of The BOC Group, as Director of Regulatory Affairs. At Ohmeda, Mr. Schaber was directly responsible for all regulatory strategies with the Food and Drug Administration and other Health Authority bodies. From 1989 to 1994, Mr. Schaber held a variety of regulatory positions of increasing importance with The Liposome Company, Inc. and Elkins-Sinn Inc., a division of Wyeth-Ayerst Laboratories. Mr. Schaber received his B.A. from Western Maryland College and his M.S. from Temple University. Mr. Schaber is currently pursuing his Ph.D. in Pharmaceutical Sciences-Regulatory Affairs with the Union Graduate School and is estimated to complete his doctoral program in 1999. In 1994, Mr. Schaber also received his Regulatory Affairs Certification (RAC) from the Regulatory Affairs Professional Society.

Huei Tsai, Ph.D., has served as Vice President of Biometrics of the Corporation since June 1998. Prior to such time, he held such position with ATI commencing in February 1997. Prior to joining ATI, Dr. Tsai was a statistical consultant after retiring from the position of Director of Biometrics and Clinical Information at Ohmeda Pharmaceutical Products Division, a division of The BOC Group. At Ohmeda, Dr. Tsai was responsible for all statistical, computer operations, database and data coordination. From 1994 to 1995, Dr. Tsai was a statistical consultant to a variety of companies, including Janssen Pharmaceutical Company. For seventeen years prior to that, Dr. Tsai held a variety of biostatistical positions at the Robert Wood Johnson Pharmaceutical Research Institute and Ortho Pharmaceutical Corporation (both wholly-owned subsidiaries of J&J), including Director of Biostatistics for Clinical
Pharmacology. Dr. Tsai received a B.A. degree in economics from Tunghai University in 1962 and a Ph.D. in mathematical statistics from Oklahoma State University in 1976.

Thomas E. Wiswell, M.D., has served as Vice President of Clinical Research of the Corporation since June 1998 and, prior to that time, held such position with ATI commencing in April 1997. Since 1993, he has been a Professor of Pediatrics at Jefferson Medical College at Thomas Jefferson University in Philadelphia, Pennsylvania. From 1988 to 1993, he was an Associate Professor of Pediatrics at the F. Edward Herbert School of Medicine in Bethesda, Maryland. He retired as a Lieutenant Colonel from the U.S. Army on June 30, 1993 after twenty years on active duty. Dr. Wiswell is a graduate of the United States Military Academy at West Point and the University of Pennsylvania Medical School.

Cynthia Davis has served as Controller of the Corporation since June 1998 and was Controller of ATI from October 1996 until such time. Davis was an office manager with ERD Environmental Group from September 1991 until September 1996. Ms. Davis received her A.A. degree from Lansdale School of Business in May, 1989

All directors hold office until the next annual meeting of stockholders of the Corporation and until their successors have been elected and qualified. Officers serve at the discretion of the Board of Directors. The Corporation's bylaws provide that directors and officers shall be indemnified against liabilities arising from their service as directors or officers to the fullest extent permitted by the laws of the State of Delaware, which generally requires that the individual act in good faith and in a manner he or she reasonably believes to be in, or not opposed to, the Corporation's best interests.

Family Relationships

There are no family relationships among directors or executive officers of the Corporation.

The Board of Directors recommends a vote FOR the nominees to the Board of Directors set forth above.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of May 4, 1999, certain information regarding the beneficial ownership of the Common Stock (i) by each person known by the Corporation to be the beneficial owner of more than five percent of the outstanding shares of the Common Stock, (ii) by each of the Named Officers (as defined below) and directors of the Corporation and (iii) by all officers and directors of the Corporation as a group.

 Name and Address of Beneficial                             Number of    Percentage of Class
        Owner (1)                       Title of Stock       Shares      Beneficially Owned
-------------------------------         --------------      ---------    -------------------

Robert J. Capetola, Ph.D.(2)            Common Stock          931,443          13.48%
350 South Main Street, Suite 307
Doylestown, Pennsylvania  18901

James S. Kuo, M.D. (3)                  Common Stock          240,145           3.67%
Myriad Genetics, Incorporated
320 Wakara Way
Salt Lake City, Utah  84106

Steve H. Kanzer, C.P.A., Esq. (4)       Common Stock          235,530           3.63%
Institute for Drug Research, Inc.
787 Seventh Avenue, 48th Floor
New York, New York 10019

Evan Myrianthopoulos (5)                Common Stock          154,040           2.37%
350 South Main Street, Suite 307
Doylestown, Pennsylvania  18901

Cynthia Davis (6)                       Common Stock           75,706           1.17%
350 South Main Street, Suite 307
Doylestown, Pennsylvania  18901

Lisa Mastroianni  (7)                   Common Stock           52,640             *
350 South Main Street, Suite 307
Doylestown, Pennsylvania  18901

Thomas Wiswell (8)                      Common Stock          199,644           3.02%
350 South Main Street, Suite 307
Doylestown, Pennsylvania  18901

Chris Schaber (9)                       Common Stock          196,244           2.98%
350 South Main Street, Suite 307
Doylestown, Pennsylvania  18901

Laurence Katz (10)                      Common Stock          197,244           2.99%
350 South Main Street, Suite 307
Doylestown, Pennsylvania  18901

Harry Brittain (11)                     Common Stock          196,744           2.99%
350 South Main Street, Suite 307
Doylestown, Pennsylvania  18901


                                       9

Marvin Rosenthale (12)                  Common Stock           25,600             *
14 Burning Tree Road
Newport Beach, California 92660

Huei Tsai, Ph. D. (13)                  Common Stock          206,744           3.14%
350 South Main Street, Suite 307
Doylestown, Pennsylvania  18901

Milton Packer (12)                      Common Stock           25,600             *
Columbia University.
College of Physicians
630 West 168th Street
New York, New York 10032

Richard Power (14)                      Common Stock           28,268             *
The Sage Group
245 Route 22 West, Suite 304
Bridgewater, New Jersey 08807

Herbert McDade (15)                     Common Stock           23,619             *
1421 Partridge Place North
Boynton Beach, Florida 33436

Max Link, Ph.D. (16)                    Common Stock           56,819             *
230 Central Park West, Apt.14A
New York, New York  10024

Mark C. Rogers, M.D. (17)               Common Stock           59,683             *
Paramount Capital Incorporated
787 Seventh Avenue, 48th Floor
New York, New York 10019

Richard Sperber (18)                    Common Stock           19,274             *
304 West 75th Street, Suite 16H
New York, New York  10023

David Naveh, Ph.D. (19)                 Common Stock           21,600             *
Bayer Corporation
800 Dwight Way
P.O. Box 1986
Berkeley, California 94701-1986

The Aries Master Fund, a Cayman         Common Stock        1,053,567          14.68%
Island Trust (20)
c/o Mees Pierson (Cayman) Limited
P.O. Box 2003                           Series B Preferred    173,250          10.10%
British American Centre, Phase 3        Stock
Dr. Roy's Drive
George Town, Grand Cayman


                                       10

Aries Domestic Fund, L.P. (21)          Common Stock          448,384           6.65%
787 Seventh Avenue, 48th Floor
New York, New York 10019

RAQ, LLC (22)                           Common Stock        1,001,739          15.59%
787 Seventh Avenue, 48th Floor
New York, NY 10019

Lindsay A. Rosenwald, M.D.(22)          Common Stock        2,503,802          33.39%
787 Seventh Avenue, 48th Floor
New York, NY 10019                      Series B Preferred    326,298          18.12%
                                        Stock

Paramount Capital Asset                 Common Stock        1,501,952          20.03%
  Management, Inc. (22)
787 Seventh Avenue, 48th Floor          Series B Preferred    247,500          14.37%
New York, NY 10019                      Stock

All the Corporation directors and       Common Stock        2,941,587          35.39%
officers as a group (19 persons)

-------------------------------------------------------------------------------------
* Less than 1%

(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and includes voting and investment power with respect to shares of Common Stock and Series B Preferred Stock. Shares of Common Stock and Series B Preferred Stock subject to options or warrants currently exercisable or exercisable within 60 days of the date hereof, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Includes 21,793 shares of Common Stock issuable on the exercise of outstanding options granted on April 17, 1997; 43,010 shares of Common Stock issuable on the exercise of outstanding options granted on March 5, 1998; 115,090 shares of Common Stock issuable on the exercise of outstanding options granted on June 16, 1998; and 187,730 shares of Common Stock issuable on the exercise of outstanding options granted on January 1, 1999, all of which are immediately exercisable and fully vested, 113,740 shares of Common Stock issuable on the exercise of outstanding options granted on June 16, 1998 which will vest subject to acceleration events. Unvested shares of Common Stock subject to all of the foregoing options remain subject to the Corporation's right to repurchase at the exercise price paid per share.

(3) Includes 77,831 shares of Common Stock issuable on the exercise of outstanding options granted on January 1, 1997 and 30,000 shares of Common Stock issuable on the exercise of outstanding options granted on January 2, 1998, all of which are immediately exercisable and fully vested.

(4) Includes 15,566 shares of Common Stock issuable on the exercise of outstanding options granted on January 1, 1997; 30,000 shares of Common Stock issuable on the exercise of outstanding options granted on January 2, 1998; and 20,000 shares of Common Stock issuable on the exercise of outstanding options granted on January 1, 1999. Shares of Common Stock subject to such options vest twenty five percent at the time of grant with the balance vesting in thirty-six equal monthly installments upon the optionee's successive completion of service with the Corporation. Unvested shares of Common Stock subject to such options remain subject to the Corporation's right to repurchase at the exercise price paid per share. Does not include an additional 35,413 shares of Common

Stock owned by certain family members of Mr. Kanzer, as to which Mr. Kanzer disclaims beneficial ownership.

(5) Includes 11,675 shares of Common Stock issuable on the exercise of outstanding options granted on January 1, 1997; 30,000 shares of Common Stock issuable on the exercise of outstanding options granted on January 2, 1998; and 40,000 shares of Common Stock issuable on the exercise of outstanding options granted on January 1, 1999, all of which are immediately exercisable. Shares of Common Stock subject to such options vest twenty five percent at the time of grant with the balance vesting in thirty-six equal monthly installments upon the optionee's successive completion of service with the Corporation. Unvested shares of Common Stock subject to such options remain subject to the Corporation's right to repurchase at the exercise price paid per share. Does not include an additional 1,906 shares of Common Stock owned by Mr. Myrianthopoulos' brother, as to which Mr. Myrianthopoulos disclaims beneficial ownership.

(6) Includes 1,950 shares of Common Stock issuable on the exercise of outstanding options granted on January 2, 1997; 8,775 shares of Common Stock issuable on the exercise of outstanding options granted on January 1, 1998; 4,428 shares of Common Stock issuable on the exercise of outstanding options granted on March 5, 1998; 11,848 shares of Common Stock issuable on the exercise of outstanding options granted on June 16, 1998; and 28,270 shares of Common Stock issuable on the exercise of outstanding options granted on January 1, 1999, all of which are immediately exercisable. Shares of Common Stock subject to the options granted on March 5, 1998 vest in three equal annual installments, the first installment of which will vest on the first year anniversary of June
16, 1998. Shares of Common Stock subject to the remaining options vest twenty five percent at the time of grant with the balance vesting in thirty-six equal monthly installments upon the optionee's successive completion of service with the Corporation. 13,885 shares of Common Stock issuable on the exercise of outstanding options granted on June 16, 1998, which will vest subject to acceleration events. Unvested shares of Common Stock subject to all of the foregoing options remain subject to the Corporation's right to repurchase at the exercise price paid per share.

(7) Includes 7,800 shares of Common Stock issuable on the exercise of outstanding options granted on January 2, 1997; 4,326 shares of Common Stock issuable on the exercise of outstanding options granted on March 5, 1998; 11,577 shares of Common Stock issuable on the exercise of outstanding options granted on June 16, 1998; and 10,000 shares of Common Stock issuable on the exercise of outstanding options granted on January 1, 1999, all of which are immediately exercisable. Shares of Common Stock subject to the options granted on March 5, 1998 vest in three equal annual installments, the first installment of which will vest on the first year anniversary of June 16, 1998. Shares of Common Stock subject to the remaining options vest twenty five percent at the time of grant with the balance vesting in thirty-six equal monthly installments upon the optionee's successive completion of service with the Corporation. 11,137 shares of Common Stock issuable on the exercise of outstanding options granted on June 16, 1998, which will vest subject to acceleration events. Unvested shares of Common Stock subject to all of the foregoing options remain subject to the Corporation's right to repurchase at the exercise price paid per share.

(8) Includes 3,900 shares of Common Stock issuable on the exercise of outstanding options granted on April 17, 1997; 46,800 shares of Common Stock issuable on the exercise of outstanding options granted on June 2, 1997; 14,813 shares of Common Stock issuable on the exercise of outstanding options granted on March 5, 1998; 39,638 shares of Common Stock issuable on the exercise of outstanding options granted on June 16, 1998; and 40,000 shares of Common Stock issuable on the exercise of outstanding options granted on January 1, 1999, all of which are immediately exercisable. Shares of Common Stock subject to the options granted on March 5, 1998 vest in three equal annual installments, the first installment of which will vest on the first year anniversary of June 16, 1998. Shares of Common Stock subject to the remaining options vest twenty five percent at the time of grant with the balance vesting in thirty-six equal monthly installments upon the optionee's successive completion of service with the Corporation. 38,893 shares of Common Stock issuable on the exercise of outstanding options granted on June 16, 1998, which will vest subject to acceleration events. Unvested shares of Common Stock subject to all of the foregoing options remain subject to the Corporation's right to repurchase at the exercise price paid per share.

(9) Includes 31,200 shares of Common Stock issuable on the exercise of outstanding options granted on October 28, 1996; 14,813 shares of Common Stock issuable on the exercise of outstanding options granted on

March 5, 1998; 39,638 shares of Common Stock issuable on the exercise of outstanding options granted on June 16, 1998; and 40,000 shares of Common Stock issuable on the exercise of outstanding options granted on January 1, 1999, all of which are immediately exercisable. Shares of Common Stock subject to the options granted on March 5, 1998 vest in three equal annual installments, the first installment of which will vest on the first year anniversary of June 16, 1998. Shares of Common Stock subject to the remaining options vest twenty five percent at the time of grant with the balance vesting in thirty-six equal monthly installments upon the optionee's successive completion of service with the Corporation. 38,893 shares of Common Stock issuable on the exercise of outstanding options granted on June 16, 1998, which will vest subject to acceleration events. Unvested shares of Common Stock subject to all of the foregoing options remain subject to the Corporation's right to repurchase at the exercise price paid per share.

(10) Includes 31,200 shares of Common Stock issuable on the exercise of outstanding options granted on October 28, 1996; 14,813 shares of Common Stock issuable on the exercise of outstanding options granted on March 5, 1998; 39,638 shares of Common Stock issuable on the exercise of outstanding options granted on June 16, 1998; and 40,000 shares of Common Stock issuable on the exercise of outstanding options granted on January 1, 1999, all of which are immediately exercisable. Shares of Common Stock subject to the options granted on March 5, 1998 vest in three equal annual installments, the first installment of which will vest on the first year anniversary of June 16, 1998. Shares of Common Stock subject to the remaining options vest twenty five percent at the time of grant with the balance vesting in thirty-six equal monthly installments upon the optionee's successive completion of service with the Corporation. 38,893 shares of Common Stock issuable on the exercise of outstanding options granted on June 16, 1998, which will vest subject to acceleration events. Unvested shares of Common Stock subject to all of the foregoing options remain subject to the Corporation's right to repurchase at the exercise price paid per share.

(11) Includes 15,600 shares of Common Stock issuable on the exercise of outstanding options granted on October 28, 1996; 14,813 shares of Common Stock issuable on the exercise of outstanding options granted on March 5, 1998; 39,638 shares of Common Stock issuable on the exercise of outstanding options granted on June 16, 1998; and 40,000 shares of Common Stock issuable on the exercise of outstanding options granted on January 1, 1999, all of which are immediately exercisable. Shares of Common Stock subject to the options granted on March 5, 1998 vest in three equal annual installments, the first installment of which will vest on the first year anniversary of June 16, 1998. Shares of Common Stock subject to the remaining options vest twenty five percent at the time of grant with the balance vesting in thirty-six equal monthly installments upon the optionee's successive completion of service with the Corporation. 38,893 shares of Common Stock issuable on the exercise of outstanding options granted on June 16, 1998, which will vest subject to acceleration events. Unvested shares of Common Stock subject to all of the foregoing options remain subject to the Corporation's right to repurchase at the exercise price paid per share.

(12) Consists of 7,800 shares of Common Stock issuable on the exercise of outstanding options granted on November 1, 1996; 7,800 shares of Common Stock issuable on the exercise of outstanding options granted on January 30, 1998; and 10,000 shares of Common Stock issuable on the exercise of outstanding options granted on June 16, 1998, all of which are immediately exercisable. Shares of Common Stock subject to the options granted on June 16, 1998 vest in four successive equal annual installments over the optionee's period of service, beginning six months after the option grant date. Shares of Common Stock subject to the remaining options vest twenty five percent at the time of grant with the balance vesting in three equal annual installments upon the optionee's successive completion of service with the Corporation. Unvested shares of Common Stock subject to all of the foregoing options remain subject to the Corporation's right to repurchase at the exercise price paid per share.

(13) Includes 31,200 shares of Common Stock issuable on the exercise of outstanding options granted on February 16, 1997; 14,183 shares of Common Stock issuable on the exercise of outstanding options granted on March 5, 1998; 39,638 shares of Common Stock issuable on the exercise of outstanding options granted on June 16, 1998; and 40,000 shares of Common Stock issuable on the exercise of outstanding options granted on January 1, 1999, all of which are immediately exercisable. Shares of Common Stock subject to the options granted on March

5, 1998 vest in three equal annual installments, the first installment of which will vest on the first year anniversary of June 16, 1998. Shares of Common Stock subject to the remaining options vest twenty five percent at the time of grant with the balance vesting in thirty-six equal monthly installments upon the optionee's successive completion of service with the Corporation. 38,893 shares of Common Stock issuable on the exercise of outstanding options granted on June 16, 1998, which will vest subject to acceleration events. Unvested shares of Common Stock subject to all of the foregoing options remain subject to the Corporation's right to repurchase at the exercise price paid per share.

(14) Includes 4,368 shares of Common Stock issuable on the exercise of outstanding options granted on October 10, 1996 and 10,000 shares of Common Stock issuable on the exercise of outstanding options granted on June 16, 1998, all of which are immediately exercisable. Shares of Common Stock subject to the options granted on June 16, 1998 vest in four successive equal annual installments over the optionee's period of service, beginning six months after the option grant date. Shares of Common Stock subject to the remaining options vest twenty five percent at the time of grant with the balance vesting in three equal annual installments upon the optionee's successive completion of service with the Corporation. Unvested shares of Common Stock subject to all of the foregoing options remain subject to the Corporation's right to repurchase at the exercise price paid per share.

(15) Includes 13,619 shares of Common Stock issuable on the exercise of outstanding options, all of which are immediately exercisable and fully vested.

      Also includes 10,000 shares of Common Stock issuable on the exercise of outstanding options granted on June 16, 1998, all of which are immediately exercisable and which vest in four successive equal annual installments over the optionee's period of service, beginning six months after the option grant date. Unvested shares of Common Stock subject to the foregoing options remain subject to the Corporation's right to repurchase at the exercise price paid per share.

(16) Includes 23,400 shares of Common Stock issuable on the exercise of outstanding options granted on October 28, 1996 and 3,891 shares of Common Stock issuable on the exercise of outstanding options granted on September 1, 1996, all of which are immediately exercisable. Shares of Common Stock subject to the foregoing options vest twenty five percent at the time of grant with the balance vesting in three equal annual installments upon the optionee's successive completion of service with the Corporation. Unvested shares of Common Stock subject to the foregoing options remain subject to the Corporation's right to repurchase at the exercise price paid per share.

      Also includes 10,000 shares of Common Stock which vest in four successive equal annual installments over the optionee's period of service, beginning six months after June 16, 1998. Unvested shares of such Common Stock remain subject to the Corporation's right to repurchase such shares at the exercise price paid per share.

(17) Includes 13,619 shares of Common Stock issuable on the exercise of outstanding options, all of which are immediately exercisable and fully vested.

      Also includes 10,000 shares of Common Stock issuable on the exercise of outstanding options granted on June 16, 1998, all of which are immediately exercisable and which vest in four successive equal annual installments over the optionee's period of service, beginning six months after the option grant date and 31,200 shares of Common Stock issuable on the exercise of outstanding options granted on October 28, 1996 which vest twenty five percent at the time of grant with the balance vesting in three equal annual installments upon the optionee's successive completion of service with the Corporation, all of which are also immediately exercisable. Unvested shares of Common Stock subject to all of the foregoing options remain subject to the Corporation's right to repurchase at the exercise price paid per share.

(18) Includes 9,274 shares of Common Stock issuable on the exercise of outstanding options, all of which are immediately exercisable and fully vested.

      Also includes 10,000 shares of Common Stock which vest in four successive equal annual installments over the optionee's period of service, beginning six months after June 16, 1998. Unvested shares of such Common Stock remain subject to the Corporation's right to repurchase such shares at the exercise price paid per share.

(19) Includes 7,600 shares of Common Stock issuable on the exercise of outstanding options, all of which are immediately exercisable and fully vested.

      Also includes 10,000 shares of Common Stock which vest in four successive equal annual installments over the optionee's period of service, beginning six months after June 16, 1998. Unvested shares of such Common Stock remain subject to the Corporation's right to repurchase such shares at the exercise price paid per share.

(20) Beneficial ownership of Common Stock includes (i) 490,338 shares issuable on the conversion of Series B Preferred Stock, (ii) 6,129 shares issuable upon exercise of warrants, all of which are exercisable within 60 days of the date hereof, (iii) 49,034 shares issuable on the conversion of Series B Preferred Stock issuable on the exercise of warrants, all of which are exercisable within 60 days of the date hereof and (iv) 204,787 shares issuable upon exercise of Series C Warrants issued in the 1999 Financing, all of which are exercisable within 60 days of the date hereof.

     Beneficial ownership of Series B Preferred Stock includes 15,750 shares issuable on the exercise of warrants, all of which are exercisable within 60 days of the date hereof.

(21) Beneficial ownership of Common Stock includes (i) 210,245 shares issuable on the conversion of Series B Preferred Stock, (ii) 2,626 shares issuable upon exercise of warrants, all of which are exercisable within 60 days of the date hereof, (iii) 21,014 shares issuable on the conversion of Series B Preferred Stock issuable on the exercise of warrants, all of which are exercisable within 60 days of the date hereof and (iv) 87,766 shares issuable upon exercise of Series C Warrants issued in the 1999 Financing, all of which are exercisable within 60 days of the date hereof.

(22) Dr. Rosenwald is Chairman, President and sole stockholder of Paramount Capital Asset Management, Inc. ("PCAM"). PCAM is the general partner of Aries Domestic Fund, L.P. ("Aries Domestic") and the investment manager of The Aries Master Fund, a Cayman Island Exempted Corporation ("Aries Fund" and, together with Aries Domestic, "Aries"). As a consequence of these relationships, each of Dr. Rosenwald and PCAM may be deemed to share beneficial ownership of the Common Stock and Series B Preferred Stock beneficially owned by Aries. Dr. Rosenwald is also the Managing Member of RAQ, LLC and, accordingly, may be deemed to have beneficial ownership of the Common Stock beneficially owned by RAQ, LLC. Dr. Rosenwald disclaims beneficial ownership of any securities issuable upon exercise of warrants granted to employees of Paramount Capital, Incorporated ("Paramount Capital").

      PCAM's and Dr. Rosenwald's  beneficial  ownership of Common Stock includes
(i) 700,483 shares issuable upon conversion of Series B Preferred Stock held by Aries, (ii) 8,755 shares issuable upon exercise of warrants exercisable for Common Stock held by Aries, all of which are exercisable within 60 days of the date hereof, (iii) 70,048 shares issuable upon exercise of warrants exercisable for Series B Preferred Stock held by Aries, all of which are exercisable within 60 days of the date hereof and (iv) 292,553 shares issuable upon exercise of Series C Warrants issued in the 1999 Financing, all of which are exercisable within 60 days of the date hereof. Dr. Rosenwald's beneficial ownership also includes (v) 111 shares issuable upon exercise of outstanding options held by Dr. Rosenwald, (vi) 30,664 shares issuable upon exercise of warrants exercisable for Common Stock held by Dr. Rosenwald and (vii) 245,318 shares issuable upon exercise of warrants exercisable for Series B Preferred Stock, all of which are exercisable within 60 days of the date hereof.

      PCAM's and Dr. Rosenwald's beneficial ownership of Series B Preferred Stock includes 22,500 shares issuable upon exercise of warrants exercisable for Series B Preferred Stock held by Aries, all of which are exercisable within 60 days of the date hereof. Dr. Rosenwald's beneficial ownership also includes 78,798 shares issuable upon exercise of warrants exercisable for Series B Preferred Stock held by Dr. Rosenwald.

                       COMPENSATION AND OTHER INFORMATION
                        CONCERNING DIRECTORS AND OFFICERS

Executive Compensation

The following Summary Compensation Table sets forth the compensation earned by the persons who served as the Corporation's chief executive officer during the last completed fiscal year and the four most highly compensated officers of the Corporation other than the chief executive officer (the "Named Officers") for services rendered in all capacities to the Corporation for each of the last three completed fiscal years. No executive officer who would have otherwise been included in such table resigned or terminated employment during that year.

                                                Summary Compensation Table
                                                --------------------------

                                 Annual Compensation                    Long Term Compensation Awards
                                 -------------------                    -----------------------------


                                                                                  Securities
Name and                                                         Restricted       Underlying       All Other
Principal Position      Year       Salary          Bonus       Stock Award(s)    Options/SARs    Compensation
------------------      ----       ------          -----       --------------    ------------    ------------
                                     ($)            ($)              ($)            (#)(1)            ($)
Robert J. Capetola,     1998        $231,094      $160,000(2)        --             271,840          --
Ph.D.                   1997        $225,000      $50,000 (3)        --               --             --
President, Chief        1996         $56,250         --              --               --             --
Executive Officer and
Director

James S. Kuo, M.D.      1998         $71,094         --              --             30,000        87,500 (6)
President, Chief        1997        $175,000      $50,000 (4)        (5)            77,831           --
Executive Officer &     1996        $102,708      $30,000 (4)        --               --             --
Director

Harry Brittain          1998        $143,667      $40,000            --             93,344           --
Vice President          1997        $142,000       $5,000            --               --             --
                        1996         $23,267        --               --               --             --

Laurence B. Katz        1998        $143,458        --               --             93,344           --
Vice President          1997        $142,000       $5,000            --               --             --
                        1996         $17,750        --               --               --             --

Christopher Schaber     1998        $133,333      $12,000            --             93,344           --
Vice President          1997        $125,000      $27,340 (7)        --               --             --
                        1996         $17,548                         --               --             --

Thomas Wiswell          1998        $200,000        --               --             93,344           --
Vice President          1997        $116,667       $7,000            --               --             --
                        1996          --            --               --               --             --

(1) Includes options granted in connection with the Corporation's acquisition during 1998 of the previously outstanding minority interest in ATI. Vesting of certain such options (the "Contingent Milestone Options") is contingent upon (i) the market capitalization of the Company (based on the average closing price and amount of Common Stock outstanding over a 30-trading-day period) exceeding $75 million or (ii) consummation of a corporate partnering deal involving any portfolio compound having a total value of at least $20 million.

(2) $60,000 represents 1997 bonus paid in 1998; $100,000 represents signing bonus relating to Dr. Capetola's current employment agreement, which was executed in June 1998.

(3) $50,000 represents 1996 signing bonus paid in 1997.

(4) Bonus amounts earned by Dr. Kuo with respect to 1996 and 1997 were paid to Dr. Kuo in 1997 and 1998, respectively.

(5) In May 1996, Old Discovery issued 340,000 shares of Old Common Stock, par value $0.001 per share ("Old Discovery Common Stock") to Dr. Kuo at a purchase price of $0.002. At the time of issuance, there was no market for such shares. Such shares were converted into 132,313 shares of Common Stock in connection with the 1997 merger of Old Discovery with and into the Corporation.

(6) Represents a 50% of a total $175,000 severance payment.

(7) $5,340 represents 1996 bonus paid in 1997.

                      Option Grants In Last Fiscal Year (1)
                      -------------------------------------

The following table contains information concerning the stock option grants (including grants of Contingent Milestone Options) made to the Named Officers for the fiscal year ended December 31, 1998. No stock appreciation rights were granted to these individuals during such year.

                                Number of Securities    % of Total Options     Exercise
                     Expiration Underlying Options     Granted to Employees     or Base
     Name               Date        Granted               in Fiscal Year         Price
     ----            ---------- --------------------   --------------------    --------
                                                                              ($/sh)(2)
                                                                               --------

Robert J. Capetola,    3/05/08         43,010               3.77%               $4.06
Ph.D.                  6/16/08        115,090              10.08%               $4.44
                       6/16/08         59,500               5.21%               $4.44
                       6/16/08         54,240               4.75%               $4.44


James S. Kuo, M.D.     1/02/08         30,000               2.63%               $3.94


Harry Brittain         3/05/08         14,813               1.30%               $4.06
                       6/16/08         39,638               3.47%               $4.44
                       6/16/08         20,493               1.79%               $4.44
                       6/16/08         18,400               1.61%               $4.44


Laurence B. Katz       3/05/08         14,813               1.30%               $4.06
                       6/16/08         39,638               3.47%               $4.44
                       6/16/08         20,493               1.79%               $4.44
                       6/16/08         18,400               1.61%               $4.44


Christopher Schaber    3/05/08         14,813               1.30%               $4.06
                       6/16/08         39,638               3.47%               $4.44
                       6/16/08         20,493               1.79%               $4.44
                       6/16/08         18,400               1.61%               $4.44


Thomas Wiswell         3/05/08         14,813               1.30%               $4.06
                       6/16/08         39,638               3.47%               $4.44
                       6/16/08         20,493               1.79%               $4.44
                       6/16/08         18,400               1.61%               $4.44


(1) The options granted to Dr. Kuo during 1998 are fully vested.

(2) The exercise price of options issued by the Corporation may be paid in cash, in shares of Common Stock valued at the fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Corporation may also finance the exercise of options issued by the Corporation by loaning the optionee sufficient funds to pay the exercise price for the purchased shares.

Aggregate Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values
--------------------------------------------------------------------------------

The following table sets forth information concerning option exercises and option holdings (including Contingent Milestone Options) for the fiscal year ended December 31, 1998 with respect to the Named Officers. No stock appreciation rights were exercised during such year or were outstanding at the end of that year.

                                           Number of Securities Underlying              Value of Unexercised
                                            Unexercised Options at FY-End         In The Money Options at FY-End(1)
                                           -------------------------------        ---------------------------------
                                                        (#)
                     Shares Acquired
       Name          on Exercise(#)        Exercisable      Unexercisable         Exercisable     Unexercisable
       ----          --------------        -----------      -------------         -----------     -------------

Robert J. Capetola,     98,280             367,623             113,740               $46,202             --
Ph.D.                   56,550 (2)

James S. Kuo, M.D.          --             107,831                --                   --                --

Harry Brittain

                        15,600 (2)         14,937              134,007                 --               $39,748
Laurence B. Katz        31,200 (2)
                        31,200 (2)         30,537              134,007               $39,748            $39,748
Christopher Schaber

Thomas Wiswell          31,200 (2)         30,537              134,007               $39,748            $39,748

                        15,600 (2)         34,437              149,607               $49,255            $79,496

(1) Based on the fair market value of the Common Stock at year-end, $2.63 per share, less the exercise price payable for such shares.

(2) Options exercised prior to the 1998 Merger by management of ATI as converted.

Compensation of Directors

Pursuant to the Corporation's 1998 Stock Incentive Plan, non-employee Directors of the Corporation are entitled to receive an award of options for the purchase of 20,000 shares of Common Stock upon their election to the Board of Directors of the Corporation (the "Discovery Board") and an annual award of options for the purchase of 10,000 shares of Common Stock following each annual meeting of stockholders at which they are reelected provided they have served for at least six months prior to such meeting. Each such option has an exercise price equal to 60% of the fair market value of Common Stock on its date of grant and has a maximum term of ten years, subject to earlier termination should the optionee cease to serve as a Director of the Corporation. Each option is immediately exercisable for all of the option shares. However, the option shares are subject to repurchase by the Corporation, at the exercise price paid per share, in the event of the optionee's termination of service prior to vesting in the shares. Director options vest in four equal annual installments commencing six months after the date of grant. In addition, each of the Corporation's Director receives cash compensation in the amount of $1,500 per quarter, $1,000 for each meeting of the Board of Directors attended in person and $500 for each meeting of the Board of Directors attended telephonically. Directors are not precluded from serving the Corporation in any other capacity and receiving compensation therefor.

Employment Agreements

Dr. Capetola has been retained as President and Chief Executive Officer of the Corporation for a four-year period that commenced June 16, 1998. Pursuant to Dr. Capetola's employment agreement with the Corporation (the "Capetola Employment Agreement"), Dr. Capetola is currently entitled to a base salary of $245,700 per annum and a minimum increase in such base salary of 5% per annum. Dr. Capetola is entitled to a minimum annual bonus equal to 20% of his base salary and received a $100,000 signing bonus upon execution of the Capetola Employment Agreement. Dr. Capetola is also entitled to a $50,000 bonus upon the execution of each partnering or similar arrangement involving Surfaxin having a value to the Corporation in excess of $10 million and a discretionary bonus, as determined by the Compensation Committee, to be paid in either cash or equity, upon the completion of Phase 2 or 3 clinical trials or the receipt of marketing approval with respect to any portfolio compound of the Corporation.

The Corporation has agreed to provide Dr. Capetola with $2 million in life insurance and long-term disability insurance, subject to a combined premium cap of $15,000 per year, during the term of the Capetola Employment Agreement.

The Capetola Employment Agreement has a term of four years expiring June 15, 2002. In the event the Capetola Employment Agreement is terminated prior to such date without cause, Dr. Capetola will be entitled to severance pay equal to 18 months of his base salary, which will not be subject to set-off for any compensation received by Dr. Capetola from subsequent employment. Dr. Capetola has agreed not to engage in certain activities competitive with the business of the Corporation for a period of 18 months following any termination of his employment with the Corporation.

Pursuant to employment agreements with the Corporation executed simultaneously with the closing of the 1998 Merger, each of Harry Brittan, Ph.D., the Corporation's Vice President of Pharmaceutical and Chemical Development, Christopher J. Schaber, the Corporation's Vice President of Regulatory Affairs and Quality Control, Laurence B. Katz, the Corporation's Vice President of Project Management and Clinical Administration, and Thomas Wiswell, the Corporation's Vice President of Clinical Research, has been retained for a term of three years ending June 15, 2001 at the following respective base salaries currently in effect: $151,410; $153,000; $151,410; and $204,000. Mr. Brittain
was paid a $40,000 relocation bonus purusant to the terms of his employment agreement and Mr. Schaber is paid an annual tuition reimbursement payment in the amount of $12,000. Each such officer is entitled to a discretionary year-end cash bonus and a discretionary bonus to be paid in either cash or equity upon the completion of Phase 2 or 3 clinical trials or the receipt of marketing approval with respect to any portfolio compound of the Corporation, in each case as determined by the Compensation Committee.

In the event Dr. Wiswell's employment agreement is terminated by Dr. Wiswell for good cause, Dr. Wiswell will be entitled to severance pay equal to six months of his base salary, which will not be subject to set-off for any compensation received by Dr. Wiswell from subsequent employment. In the event Dr. Brittain's, Mr. Schaber's or Dr. Katz's employment is terminated by the Corporation without good cause, such officer will be entitled to severance pay equal to six months of his base salary, which will be subject to set-off for any compensation received from subsequent employment during the severance period. Each of Dr. Brittain, Mr. Schaber, Dr. Katz and Dr. Wiswell has agreed not to engage in activities competitive with the business of the Corporation for a period of 18 months following any termination of his employment with the Corporation, provided that in the case of Dr. Wiswell, such agreement will be inapplicable if his employment is terminated by the Corporation without good cause or by Dr. Wiswell for cause.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


During March and April 1999, the Corporation placed with certain investors, in transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to Section 4(2) thereof and Regulation D thereunder (the "1999 Financing"), shares of Common Stock and a newly created class of warrants of the Corporation (the "Class C Warrants") for an aggregate purchase price of $1,000,000. Investors in the 1999 Financing received, for each $100,000 invested, 53,191 shares of Common Stock at a purchase price of $1.88 and 53,191 Class C Warrants, each of which is exercisable for the purchase of a share of Common Stock for an exercise price of $2.30 at any time prior to the seventh anniversary of the issuance of such warrant. Under certain circumstances, the investors in the 1999 Financing will be entitled to receive additional shares of Common Stock, and to have the exercise price applicable to the Class C Warrants reduced, without the payment of further consideration. The investors in the 1999 Financing included Aries Domestic Funds, L.P. and The Aries Master Fund, each of which was, or was affiliated with, a 5%-or-greater beneficial owner of the Common Stock prior to the 1999 Financing.


The Corporation leases its principal executive offices from Huei Tsai, Ph.D., the Vice President of Biometrics of the Corporation. Pursuant to such lease, the Corporation pays Dr. Tsai base rent of $186,200 per annum (subject to escalation in subsequent years) and is liable for its proportionate share of real estate taxes levied and certain operation and maintenance expenses incurred with respect to the building in which the Corporation's offices are located. The Corporation believes that the terms of its lease with Dr. Tsai are comparable to the terms that would be obtained form an unrelated third party lessor. The space leased by the Corporation was renovated in part by a construction company owned by the spouse of Cynthia Davis, the Controller of the Corporation. The cost of such portion of the renovations was approximately $60,000, of which $25,000 was paid by Dr. Tsai pursuant to the terms of the Corporation's space lease.

In October 1996, ATI entered into a consulting agreement with The Sage Group pursuant to which The Sage Group was paid a monthly consulting fee of $7,500 through March 1998. The Corporation's consulting arrangement with The Sage Group was modified in April 1998 to provide for a monthly payment of $4,000, and to make such agreement terminable at any time upon 30 days' notice by the Corporation. In October 1998, such consulting agreement was further modified to provide that twice the amount of the reduced portion of the consulting fee (i.e., $3,500 per month commencing with October 1998) would be paid to The Sage Group upon consummation of a corporate partnering transaction.

In November 1997, ATI entered into a second agreement with The Sage Group relating to the provision of introductions to and the negotiation of partnering transactions with potential strategic partners. Upon the consummation of any strategic partnering transaction with an entity introduced by The Sage Group. The Sage Group will be entitled to receive options for the purchase of 19,000 shares of Common Stock at fair market value. Richard Power, a director of ATI, is a principal and the executive director of The Sage Group.

Simultaneously with and as a condition to the closing of the merger of Old Discovery with and into the Corporation in November 1997 (the "1997 Merger"), the Corporation repaid to Titan Pharmaceuticals, Inc. ("Titan"), which was a 32% stockholder of the Corporation at such time, all outstanding indebtedness of the Corporation to Titan (including indebtedness under a convertible debenture in the original principal amount of $1 million purchased by Titan in March 1997) pursuant to agreements (the "Titan Agreements") reached between the Corporation and Titan at the time the merger agreement relating to the 1997 Merger was executed. Such indebtedness aggregated approximately $1,200,000. Also pursuant to the Titan Agreements, upon effectiveness of the 1997 Merger, (i) all of the capital stock of the Corporation owned by Titan was surrendered to the Corporation for cancellation (other than certain shares of capital stock currently held in escrow which will be cancelled upon their release from escrow) and (ii) the Corporation's rights pursuant to the a license underlying certain drug products that had been subject to development efforts by the Corporation prior to the 1997 Merger were transferred to Titan in exchange for Titan's agreement to pay a 2% royalty to the Corporation on any sales of such drug products. The Corporation's development efforts with respect to such drug products have since been abandoned.

From the Corporation's inception until the closing of the 1997 Merger, Titan provided certain executive, administrative, financial, business development and regulatory services to the Corporation. During the year ended December 31, 1997, the Corporation incurred expenses in the aggregate of approximately $35,400 pursuant to the services arrangement. The Corporation has in the past used certain facilities and equipment leased by Titan and reimbursed Titan for the expenses incurred by Titan with respect to such use, in addition to having entered an assignment and sublease with Titan, along with the other subsidiaries of Titan, under such equipment lease. The Corporation's liability with respect to such equipment lease has been terminated.

Pursuant to a private equity offering conducted during June through November 1996 (the "Unit Offering") in which Paramount Capital, Incorporated ("Paramount Capital") acted as placement agent for Old Discovery, Old Discovery raised aggregate gross proceeds of approximately $22,002,000. In connection with services rendered by Paramount Capital as placement agent for the Unit Offering, and pursuant to a placement agency agreement (the "Placement Agency Agreement") entered into by Old Discovery and Paramount Capital, Old Discovery paid Paramount Capital cash commissions of approximately $1,980,000 and a non-accountable expense allowance of approximately $880,000. In addition, Old Discovery issued placement warrants to Paramount Capital that were assumed by the Corporation in the 1997 Merger and are currently exercisable for 220,026 shares of Series B Convertible Preferred Stock at an exercise price of $11 per share and 85,624 shares of Common Stock at an exercise price of $0.64 per share. Pursuant to the Placement Agency Agreement, on November 7, 1996, Old Discovery and Paramount Capital entered into a financial advisory agreement (the "Financial Advisory Agreement"), pursuant to which Paramount Capital received a monthly retainer of $4,000 per month through December 1998 (all of which was pre-paid by the Corporation), plus expenses and success fees. The Financial Advisory Agreement was assumed by the Corporation in the 1997 Merger.

Dr. Lindsay Rosenwald, M.D. is the sole stockholder of PCAM (which in turn is the general partner of the Aries Domestic Fund, L.P. ("Aries Domestic") and the investment manager of The Aries Fund, a Cayman Island Trust ("Aries Fund" and, together with Aries Domestic, "Aries")) and the Chairman of the Board of Directors, Chief Executive Officer, President and sole stockholder of Paramount Capital. Dr. Rosenwald is also a director of Titan and, prior to the 1997 Merger, was a director of the Corporation.

Mark Rogers, M.D., a Director of the Corporation, is the President of Paramount Capital. Steve H. Kanzer, the Chairman of the Board of Directors, was a full-time officer of Paramount Capital and of Paramount Capital Investments, LLC ("Paramount Investments"), an affiliate of Paramount Capital, until March 1998.

The Corporation has agreed pursuant to its charter documents to indemnify its Directors to the maximum extent permissible under the General Corporation Law of the State of Delaware.

                                   PROPOSAL II

                 PROPOSAL TO AMEND THE 1998 STOCK INCENTIVE PLAN

          Amendment to Increase the Number of Authorized Shares under the 1998 Stock Incentive Plan

The 1998 Stock Incentive Plan of the Corporation (the "1998 Plan") was adopted by the Board of Directors on March 24, 1998 and was approved by the stockholders on June 16, 1998. The 1998 Plan expires by its own terms on March 24, 2008. The purposes of the 1998 Plan is to provide incentive to employees and consultants of the Corporation, to encourage employee proprietary interests in the Corporation, to encourage employees to remain in the employ of the Corporation and to attract to the Corporation individuals of experience and ability.

Pursuant to the 1998 Plan, as of May 4, 1999, options to purchase 1,629,663 shares of Common Stock (including options to purchase 233,639 shares of Common Stock granted to employees of the Corporation subject to stockholder approval of this proposal) were outstanding at a weighted average price of $3.76 per share, and 10,000 options had been exercised. As of May 4, 1999, the market value of the shares was $1.50 per share, based upon the closing price on such date on the Nasdaq SmallCap Market. In addition there are options to purchase 250,840 shares of Common Stock with a weighted average price of $0.49 per share, outstanding under Old Discovery's 1996 Stock Option/Stock Issuance Plan and options to purchase 382,590 shares of Common Stock with a weighted average price of $0.12, outstanding under Acute Therapeutics Incorporated ("ATI") 1996 Stock Option/Stock Issuance Plan, all of which have been assumed by the Corporation.

Such options do not confer upon holders thereof any voting or any other rights of a stockholder of the Corporation. The shares of Common Stock issuable upon exercise of the options in accordance with the terms thereof will be fully paid and nonassessable.


Currently, the number of shares authorized for issuance under the 1998 Plan is 1,406,024 shares (including 383,458 shares subject to options issued under predecessor option plans). The Board of Directors has approved and recommended to the stockholders that they approve an amendment to increase the number of shares of Common Stock issuable pursuant to the 1998 Plan to 2,200,959 shares (including such 383,458 shares) (the "Amendment"). The proposed Amended and Restated 1998 Stock Incentive Plan is annexed to the Proxy Statement as Annex A. As of May 18, 1999 there were 15,311,940 shares of Common Stock outstanding on a fully diluted basis, not including 2,143,333 shares issuable upon exercise of Class A and B warrants exercisable at $19.50 and $26.25, respectively, and options for the purchase of units (each consisting of one share of Common Stock, one Class A warrant and one Class B warrant) exercisable at $21.00.


The purpose of the Amendment is to permit the Board of Directors, the Corporation's Compensation Committee and its management to continue to provide long term, equity based incentives to present and future officers, employees and certain directors. If the Amendment is not approved, the Corporation will not grant any additional options to purchase shares of Common Stock under the 1998 Plan and those options that have been granted subject to approval of the Amendment will be rescinded. In such event, the Corporation will in the future be unable to provide further long-term equity-based incentives to directors, officers and employees.


As of May 18, 1999, of the 1,406,024 shares of Common Stock authorized for issuance under the 1998 Plan, no shares remained available for new grants of options to purchase shares. Except for the above aforementioned options that have been granted by the Board of Directors subject to stockholder approval of the Amendment, the Corporation has not at the present time determined who will receive the newly available options, if any, if the Amendment is approved.

Stock Options Granted under the 1998 Plan Since its Inception

The table below shows, as to each of Discovery's executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Discovery Common Stock subject to options granted under the 1998 Plan (including the predecessor plans incorporated therein) to date, including options granted subject to stockholder approval of the Amendment, together with the weighted average exercise price payable per share.

================================================================================
                                  STOCK OPTIONS

--------------------------------------------------------------------------------
       Name and Position                      Options Granted   Weighted Average
                                            (Number of Shares)    Exercise Price
--------------------------------------------------------------------------------
Robert J. Capetola, Ph.D., Chief Executive
Officer and Director                                 459,570               $3.82
--------------------------------------------------------------------------------
All current executive officers
as a group (10 persons)                            1,341,761               $3.86
--------------------------------------------------------------------------------
All current non-employee directors
as a group (8 persons)                                80,000               $2.66
--------------------------------------------------------------------------------
Steve H. Kanzer, C.P.A., Esq., Director               50,000               $3.56
--------------------------------------------------------------------------------
Mark G. Rogers, M.D., Director                        10,000               $2.66
--------------------------------------------------------------------------------
Max Link, Ph.D., Director                             10,000               $2.66
--------------------------------------------------------------------------------
Herbert H. McDade, Jr., Director                      10,000               $2.66
--------------------------------------------------------------------------------
Milton Packer, M.D., Director                         10,000               $2.66
--------------------------------------------------------------------------------
Richard G. Power, Director                            10,000               $2.66
--------------------------------------------------------------------------------
Marvin E. Rosenthale, Ph.D., Director                 10,000               $2.66
--------------------------------------------------------------------------------
David Naveh, Ph.D., Director                          10,000               $2.66
--------------------------------------------------------------------------------
Richard Sperber, Director                             10,000               $2.66
--------------------------------------------------------------------------------
All employees, including current officers
 who are not executive officers,
as a group  (3 persons)                                8,000               $3.00
================================================================================

Description of the 1998 Plan

Structure

The 1998 Plan includes three separate equity incentive programs: (i) the Discretionary Option Grant Program, (ii) the Stock Issuance Program and (iii) the Automatic Option Grant Program. The principal features of each program are described below.

Administration

The Compensation Committee of the Board of Directors of the Corporation serves as the Plan Administrator with respect to the Discretionary Option Grant and Stock Issuance Programs. However, the Board may also administer those programs or one or more additional Board committees may be appointed to administer those programs with respect to certain designated classes of individuals in the Corporation's service. The term "Plan Administrator" as used in this summary will mean the Compensation Committee, the Board and any other appointed committee acting within the scope of its administrative authority under the 1998 Stock Incentive Plan. Administration of the Automatic Option Grant Program is self-executing in accordance with the express provisions of such program.

Share Reserve

The initial share reserve for the 1998 Plan was 1,022,566 shares (exclusive of 383,458 options outstanding under predecessor plans) shares. In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Corporation's receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and to each participant) under the 1998 Plan and to each outstanding option.

Shares subject to any outstanding options under the 1998 Plan (including options incorporated from predecessor plans) which expire or otherwise terminate prior to exercise are available for subsequent issuance. Unvested shares issued under the 1998 Plan and subsequently repurchased by the Corporation pursuant to its repurchase rights under the 1998 Plan will also be available for subsequent issuance.

Eligibility

Officers and employees, non-employee Board members and independent consultants and advisors in the service of the Corporation or its parent and subsidiaries (whether now existing or subsequently established) are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Only non-employee members of the Board are eligible to participate in the Automatic Option Grant Program.

As of the date of this Proxy Statement, ten executive officers, three other employees and eight non-employee Board members are eligible to participate in the 1998 Plan.

Valuation

The fair market value per share of the Corporation Common Stock on any relevant date under the 1998 Plan will be the closing selling price per share on that date on the Nasdaq SmallCap Market. On May 4, 1999, the closing selling price per share was $1.50.

Discretionary Option Grant Program

The options granted under the Discretionary Option Grant Program may be either incentive stock options under the federal tax laws or non-statutory options. Each granted option has an exercise price per share not less than 100% of the fair market value per share of the Corporation's Common Stock on the option grant date, and no granted option has a term in excess of ten years. The shares subject to each option generally vest in a series of installments over a specified period of service measured from the grant date.

Upon cessation of service, the optionee has a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator has complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

Incentive stock options granted under the Discretionary Option Grant Program may not be assigned or transferred, except by the provisions of the optionee's will or the laws of inheritance following his or her death. Non-statutory options may be assigned or transferred pursuant to the optionee's will or the laws of inheritance and may also be assigned during the optionee's lifetime, in connection with the optionee's estate plan, to members of his or her immediate family or to a trust established exclusively for the benefit of such individuals.

The Plan Administrator has the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program (including outstanding options under the Predecessor Plans) and to issue replacement options with an exercise price based on the fair market value of the Corporation's Common Stock at the time of the new grant.

Stock Issuance Program

Shares may be issued under the Stock Issuance Program for such valid consideration under the DGCL as the Plan Administrator deems appropriate,
provided  the  value  of  such   consideration,   as   determined  by  the  Plan
Administrator, is not less than the fair market value of the issued shares on the date of issuance. Shares may also be issued as a bonus for past services.

Shares issued as a bonus for past services will be fully vested upon issuance. All other shares issued under the program will be subject to a vesting schedule tied to the performance of service or the attainment of designated financial or key project milestones.

The Plan Administrator has the sole and exclusive authority, exercisable upon a participant's termination of service, to vest any or all unvested shares of the Corporation's Common Stock at the time held by that participant, to the extent the Plan Administrator determines that such vesting provides an appropriate severance benefit under the circumstances.

Automatic Option Grant Program

Non-employee Board members are eligible to receive option grants under the Automatic Option Grant Program of the 1998 Plan. Each individual who first becomes a non-employee member of the Board of the Corporation or any of its subsidiaries, whether through election by the stockholders or appointment by the Board, receives, at the time of such initial election or appointment, an automatic option grant for 20,000 shares of Common Stock. In addition, on the date of each annual stockholders meeting, each individual who is re-elected as a non-employee Board member is automatically granted at that meeting a stock option to purchase an additional 10,000 shares of Common Stock, provided that such individual has served as a non-employee Board member for at least six months.

Each option has an exercise price per share equal to 60% of the fair market value per share of Common Stock on the option grant date and a maximum term of ten years measured from the grant date. The option is immediately exercisable for all the option shares, but any purchased shares are subject to repurchase by the Corporation, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each option vest (and the Corporation's repurchase rights lapse) in four successive equal annual installments over the optionee's period of Board service, beginning six months after the option grant date, with the first such installment vesting upon the optionee's completion of 18 months of Board service measured from the option grant date.

The shares subject to each outstanding automatic option grant will immediately vest should any of the following events occur while the optionee continues in Board service: (i) the optionee's death or permanent disability, (ii) an acquisition of the Corporation by merger or asset sale or (iii) the successful completion of a hostile tender offer for more than 50% of the outstanding voting securities or a change in the majority of the Board occasioned by one or more contested elections for Board membership. Each automatic option grant held by an optionee upon his or her termination of Board service will remain exercisable, for any or all of the option shares in which the optionee is vested at the time of such termination, for up to a 12-month period following such termination date.

Automatic option grants may be assigned by the provisions of the optionee's will or the laws of inheritance following his or her death and may also be assigned during the optionee's lifetime, in connection with the optionee's estate plan, to members of his or her immediate family or to a trust established exclusively for the benefit of such individuals.

General Provisions

Acceleration

In the event that the Corporation is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed or replaced by the successor corporation will automatically accelerate in full, and all unvested shares under the Stock Issuance Program will immediately vest, except to the extent the Corporation's repurchase rights with respect to those shares are to be assigned to the successor corporation. The Plan Administrator will have complete discretion to grant one or more options under the Discretionary Option Grant Program which will become fully exercisable for all the option shares in the event those options are assumed in the acquisition and the optionee's service with the Corporation or the acquiring entity is involuntarily terminated or the optionee resigns for good cause within a designated period following such acquisition. The Plan Administrator will have similar discretion to grant options which will become fully exercisable for all the option shares should the optionee's service terminate, whether involuntarily or through a resignation for good reason, within a designated period following a hostile change in control of the Corporation (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members). The Plan Administrator may also provide for the automatic vesting of any outstanding shares under the Stock Issuance Program upon similar terms and conditions.

The acceleration of vesting in the event of a change in the ownership or control of the Corporation may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Corporation.

Financial Assistance

The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the Discretionary Option Grant Program or the purchase of shares under the Stock Issuance Program. The Plan Administrator will determine the terms of any such assistance. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares.

Special Tax Election

The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Corporation withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of the Corporation Common Stock in payment of such tax liability.

Amendment and Termination

The Board may amend or modify the 1998 Plan in any or all respects whatsoever, subject to any required stockholder approval. The Board may terminate the 1998 Plan at any time, and the 1998 Plan will in all events terminate upon the expiration of its ten-year term measured from the date of its adoption by the Board of Directors.

Tax Aspects

The Federal income tax aspects of ISOs and non-ISOs are generally described below. An employee will generally not be taxed at the time of grant or exercise of an ISO, although the excess of the fair market value of the stock over the exercise price on exercise of an ISO will taken into account for alternative minimum tax purposes. If the employee holds the shares acquired upon exercise of an ISO until at least one year after issuance and two years after grant of the Option, the employee will have long term capital gain (or loss) based on the difference between the amount realized on the sale or disposition and the exercise price of the Option. An employee who realized a capital gain in such event will be entitled to capital gains tax treatment upon the sale or disposition of the shares. If these holdings periods are not satisfied, then upon disposition of the shares of Common Stock, the employee will recognize ordinary income equal, in general, to the excess of the fair market value of the shares at the time of exercise over the exercise price of the Option, plus capital gain in respect of any additional appreciation. With respect to a non-ISO, an optionee will not be taxed at the time of grant; upon exercise, however, the optionee will generally realize compensation income to the extent that the fair market value of the shares of Common Stock exceeds the exercise price of the Option. The Corporation generally will have a compensation deduction to the extent that, and at the time that, an optionee realizes compensation income with respect to an Option. In the case of an ISO, this means that the Corporation ordinarily is not entitled to a compensation deduction.

The Board of Directors recommends a vote FOR the approval of the Amendment to the 1998 Plan

                                  PROPOSAL III

                       PROPOSAL TO APPROVE STOCK PURCHASE
                  AGREEMENT WITH CRESCENT INTERNATIONAL LIMITED

Overview of the Transaction


The Corporation is proposing to enter into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Crescent International Limited ("Crescent"). Pursuant to the proposed Stock Purchase Agreement, the Corporation will be entitled to sell up to $1,000,000 (the "Facility Limit") in shares of Common Stock (the "Shares") in installments (the "Put") provided that (i) the closing bid price of the Common Stock is equal to or greater than $1.75 a share during a period of at least seven trading days beginning on the date the Corporation gives notice of a Put to Crescent, (ii) the average of the closing bid price of the Common Stock multiplied by the total volume of shares traded, during a 22-day period determined in accordance with the Stock Purchase Agreement, is equal to or greater than $30,000 and (iii) all registration statements required to have been filed by the Company prior to the date of the Put are then effective. These conditions will not be applicable to an initial sale of $150,000 in equity to Crescent. The Corporation will sell the Shares at a price equal to 85% of the average of the lowest three consecutive closing bid prices during the 20 trading days preceding the date of the applicable Put Notice (the "Purchase Price").

The Corporation will be required to register for resale under the Securities Act all shares of Common Stock sold to Crescent pursuant to the Stock Purchase Agreement or issued to Crescent pursuant to the Put Warrants or the Incentive Warrants (in each case as hereinafter defined). In the event any such registration is not effected on a timely basis, the Corporation will be liable for monetary penalties equal to 2% of the purchase price of shares of Common Stock theretofore sold to Crescent under the Stock Purchase Agreement for each month during which such registration was required to be effective and was not effective.

In consideration for the Put rights, the Corporation will issue to Crescent (i) a five-year warrant to purchase 30,000 shares of Common Stock at an exercise price equal to 150% of the Purchase Price of the first Put and (ii) a second such warrant at the time a notice of exercise corresponding to a cumulative use of at least half the Facility Limit is issued by the Corporation (collectively, the "Incentive Warrants"). In addition, at the time of each Put, the Corporation will issue to Crescent a warrant (each, a "Put Warrant"), which will become exercisable at $0.001 per share of Common Stock in the event the Purchase Price, calculated as of the effective date of the registration of the shares of Common Stock purchased in such Put (the "Effective Date Price"), is lower than the Purchase Price with respect to such Put. Each Put Warrant will be exercisable for the number of additional shares of Common Stock to which Crescent would have been entitled had the Effective Date Price been applied in connection with such Put. The Corporation will pay Crescent (i) $23,000 on commencement of the Stock Purchase Agreement and (ii) a fee equal to 2% of the amount of each Put at the time of exercise.

Crescent will be granted preemptive rights relating to future private financings until two months after the date of termination of the Stock Purchase Agreement. Pursuant to such preemptive rights, Crescent will be given the opportunity to purchase all equity securities proposed to be issued privately by the Corporation prior to their sale to another purchaser.


Voting Requirements


The Corporation's Common Stock is traded on the Nasdaq SmallCap Market ("Nasdaq"). Nasdaq requires the Corporation to obtain stockholder approval in connection with the sale or issuance of shares of its Common Stock (or securities convertible into or exercisable for shares of Common Stock) when (i) the number of additional shares of Common Stock being issued equals or exceeds 20% of the number of shares of Common Stock that are outstanding prior to such sale or issuance and (ii) the shares of Common Stock will be sold at a price per share which is less than the greater of the (x) per share book value or (y) per share market value of the shares of Common Stock at the time of such sale or issuance (the "Threshold Price"). The Corporation is seeking shareholder approval of this proposal because future issuances of Shares below the Threshold Price could, either alone or together with shares of Common Stock issued pursuant to the prior transaction described below, exceed 20% of the outstanding shares of Common Stock as of the relevant date for such determination. Notwithstanding shareholder approval, the Corporation will retain full discretion as to whether to into the Stock Purchase Agreement.


Prior Transactions Involving Potential Issuance below the Threshold Price

During March and April 1999, the Corporation placed with certain investors an aggregate of 531,915 shares of Common Stock and Class C Warrants to purchase an equivalent number of shares of Common Stock for an aggregate purchase price of $1,000,000 (the "Prior Financing"). Shares of Common Stock sold in the Prior Financing were priced above the market price of the Common Stock at the time of the Prior Financing.

Investors in the Prior Financing are entitled to receive additional shares of Common Stock for no additional consideration and to have the exercise price applicable to the Class C Warrants reduced if, within 150 days from the effective dates of the respective purchases pursuant the Prior Financing, the Corporation (i) shall sell shares of Common Stock in a private offering at less than $1.88 per share, (ii) shall sell, in a private offering, any shares of capital stock or equity derivatives of the Corporation that are convertible into, or exercisable for, shares of Common Stock at a conversion price or exercise price less than $1.88 per share or (iii) shall not have either (a) raised at least $2 million through the sale of equity or equity derivatives or (b) entered into any corporate partnering arrangement having a value of at least $10 million. In addition, if the average of the closing prices for the 20 trading days preceding the date that is 150 days from the effective date of a purchase in the Prior Financing is less than $1.88, the investor will receive a number of additional shares of Common Stock sufficient to reduce such investor's per share purchase price to the average of the lowest three closing prices of the Common Stock during such period and the exercise price applicable to such investors Class C Warrants will be reduced. In no event will the effective purchase price of Common Stock sold in the Prior Financing be reduced below $0.86 per share, and in no event will the exercise price applicable to the Class C Warrants be reduced below $2.15, pursuant to any of the foregoing adjustments. The effect of these provisions is to cap at 20% of the outstanding Common Stock at the time of the Prior Financing the number of shares of Common Stock that may be issued below the Threshold Price pursuant to the Prior Financing.

The Board of Directors recommends that the stockholders vote FOR the approval of the Stock Purchase Agreement.


                                  PROPOSAL IV

          PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION

Amendment to Increase the Number of Authorized Shares Under the Restated Certificate of Incorporation

The Board of Directors of the Corporation has approved and recommended adoption of an amendment to the Corporation's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock available for issuance by the Corporation from 20 million to 35 million as follows:

      "RESOLVED, that in the judgment of the Board of Directors of the Corporation, it is deemed advisable and in the best interests of the Corporation to amend (the "Charter Amendment") its Restated Certificate of Incorporation to increase the number of shares of Common Stock, par value $.001 per share, of the Corporation ("Common Stock") which the Corporation shall have the authority to issue from 20 million to 35 million.

      "RESOLVED that the Chief Executive Officer and each Vice President of the Corporation (the "Authorized Officers") be, and each of them hereby is, authorized in the name and on behalf of the Corporation, to take all such action and to execute the Charter Amendment and any further instruments and documents as shall be necessary or desirable in connection therewith, in the name and on behalf of the Corporation, with such changes therein as the Authorized Officer executing the same shall approve as necessary or desirable, such approval to be conclusively established by the execution thereof; and that the Corporation be, and it hereby is, authorized and empowered to perform its obligations thereunder.

      "RESOLVED that it is recommended that the stockholders of the Corporation approve the Charter Amendment in its entirety at the Annual Stockholders Meeting of the Corporation to be held on June 28, 1999."

The proposed Charter Amendment to the Restated Certificate of Incorporation will be effected by amending paragraph A. of Article FOURTH thereof to read in full as follows:

A. Authorization.

            The total number of shares of all classes of stock which the Corporation shall have authority to issue is 40,000,000 consisting of 35,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), and 5,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock").

            The Board of Directors may divide the Preferred Stock into any number of series, fix the designation and number of shares of each such series, and determine or change the designation, relative rights, preferences, and limitations of any series of Preferred Stock. The Board of Directors (within the limits and restrictions of any resolutions adopted by it originally fixing the number of any shares of any series of Preferred Stock) may increase or decrease the number of shares initially fixed for any series, but no such decrease shall reduce the number below the number of shares then outstanding and shares duly reserved for issuance."

As of May 4, 1999 there were 15,311,940 shares of Common Stock outstanding on a fully diluted basis, not including 2,143,333 issuable upon exercise of Class A and B warrants exercisable at $19.50 and $26.25, respectively, and options for the purchase of units (each consisting of one share of Common Stock, one Class A warrant and one Class B warrant) exercisable at $21.00.

Purpose of the Charter Amendment


The proposed increase in the authorized shares of Common Stock is intended to provide the Board of Directors with authority, without further action of the stockholders, to issue the proposed additional shares of Common Stock from time to time as the Board of Directors deems necessary. The Board of Directors believes it is desirable to have the ability to issue such additional shares of Common Stock from time to time to provide flexibility in addressing the financing needs of the Corporation and for general corporate purposes. Potential uses of the additional authorized shares include equity financings, stock dividends or distributions, acquisitions of additional businesses and the issuance of options pursuant to the Corporation's stock option plans. Without limitation of the foregoing, the additional shares may be issued in connection with (i) private financings that the Corporation may seek to effect pursuant to exemptions from the registration requirements of the Securities Act and (ii) strategic partnering transactions involving the issuance of securities pursuant to exemptions from the registration requirements of the Securities Act.



It is anticipated that the proceeds of any such transactions would be used to fund the research and development activities in which the Corporation is engaged and for general working capital purposes, although it is also possible that the Corporation may use the proceeds of any such transactions for additional purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Corporation's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could deter takeovers, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Corporation more difficult. For example, additional shares could be issued by the Corporation so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Corporation. Similarly, the issuance of additional shares to certain persons allied with the Corporation's management could have the effect of making it more difficult to remove the Corporation's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by the Corporation could have an effect on the potential realizable value of a stockholder's investment. In the absence of a proportionate increase in the Corporation's earnings and book value, an increase in the aggregate number of outstanding shares of the Corporation caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Corporation's Common Stock. If such factors were reflected in the price per share of the Common Stock, the potential realizable value of a stockholder's investment could be adversely affected. The Common Stock has no preemptive rights to purchase additional shares.

The Board of Directors recommends that the stockholders vote FOR the approval of the Charter Amendment.

                                VOTING PROCEDURES

The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker "non-votes," are counted as present for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

The holders of shares of Series B Preferred Stock and Common Stock shall vote together as one class on all matters submitted to a vote of the stockholders of the Corporation at the Annual Meeting. On each matter properly brought before the Annual Meeting, holders of shares of Common Stock will be entitled to one vote for each share of Common Stock held as of the Record Date and holders of Series B Preferred Stock shall be entitled to approximately 3.1132 votes for each share of Series B Preferred Stock held as of the Record Date.

Proposal I. Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The nine nominees receiving the highest number of affirmative votes of the shares present, in person or represented by proxy, and voting on the election of directors at the Annual Meeting will be elected as directors. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee or for all nominees will be voted (unless one or more nominees are unable to serve) for the election of the nominees. Where the stockholder properly withheld authority to vote for a particular nominee or nominees, such stockholder's shares will not be counted toward such nominee's achievement of a plurality.

Proposal II. The proposal to approve the amendment to the 1998 Plan to increase the number of shares of Common Stock available for issuance under the 1998 Plan must be approved by the vote of a majority of the votes cast, whether in person or by proxy. Abstentions therefore will have the same effect as a vote against the proposal.

Proposal III. The proposal to approve the proposed Stock Purchase Agreement between the Corporation and Crescent must be approved by the vote of a majority of the votes cast, whether in person or by proxy. Abstentions therefore will have the same effect as a vote against the proposal.


Proposal IV. The proposal to approve the proposed Charter Amendment must be approved by the vote of a majority of the votes represented by all outstanding shares of Common Stock and Series B Preferred Stock. Abstentions therefore will have the same effect as a vote against the proposal.


Other Matters. For all other proposals described in this Proxy Statement and submitted to stockholders at the Annual Meeting, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval. Abstentions are included in the number of shares present or represented and voting on each matter and, therefore, with respect to votes on a specific proposal, will have the effect of negative votes. Shares subject to broker "non-votes" are not considered to have been voted for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. If any other matter not discussed in this Proxy Statement should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

                              INDEPENDENT AUDITORS


The Corporation expects that a representative of Richard A. Eisner & Company, LLP, the Corporation's independent auditors, will attend the 1999 Annual Meeting. Such representative will have the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions from stockholders.


                                  OTHER MATTERS

The Board of Directors is not aware of any matters which will be brought before the Annual Meeting other than those specifically set forth herein. If any other matter properly comes before the Annual Meeting, it is intended that the persons named in and acting under the enclosed proxy or their substitutes will vote thereon in accordance with their best judgment.

                              STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Corporation must be received at the Corporation's principal executive offices not later than January 18, 2000. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

                            EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Corporation. Proxies will be solicited principally through the mails. Further solicitation of proxies from some stockholders may be made by directors, officers and regular employees of the Corporation personally, by telephone, telegraph or special letter. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses will be paid for any such further solicitation. In addition, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the name of a nominee. The Corporation will reimburse such persons for their reasonable out-of-pocket costs.

                          ANNUAL REPORT ON FORM 10-KSB

Copies of the Corporation's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, as filed with the Securities and Exchange Commission, are available to stockholders without charge upon written request addressed to Cynthia Davis, Controller, Discovery Laboratories, Inc., 350 South Main Street, Suite 307, Doylestown, Pennsylvania 18901.

Your cooperation in giving this matter your immediate attention and returning your proxy is appreciated.

                                             By Order of the Board of Directors,

                                                   /s/ Evan Myrianthopoulos
                                                   ------------------------
                                                   Evan Myrianthopoulos
                                                   Corporate Secretary

Doylestown, Pennsylvania

May 28, 1999

                                                                         ANNEX A

                          DISCOVERY LABORATORIES, INC.
                 AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN
                 ----------------------------------------------

                                   ARTICLE ONE

                               GENERAL PROVISIONS
                               ------------------

    I. PURPOSE OF THE PLAN

          This Amended and Restated 1998 Stock Incentive Plan (the "Plan") is intended to promote the interests of Discovery Laboratories, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

          The Plan amends and restates the Corporation's 1998 Stock Incentive Plan and shall serve as the successor to the Corporation's 1995 Stock Option Plan and 1993 Stock Option Plan (the "Predecessor Plans"). No further option grants shall be made under the Predecessor Plans after the Initial Approval Date. All options outstanding under the Predecessor Plans on the Initial Approval Date are incorporated into the Plan and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

          Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

    II. STRUCTURE OF THE PLAN

          A.   The Plan shall be divided into three separate equity programs:

          (i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

          (ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

          (iii)  the  Automatic   Option  Grant  Program  under  which  eligible
non-employee board members shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

          B. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

    III. ADMINISTRATION OF THE PLAN

          A. The Board shall have authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders but may delegate such authority to the Primary Committee. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons.

          B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

          C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

          D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

    IV. ELIGIBILITY

          A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

          (i) Employees,

          (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

          (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

          B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine,
(i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

          C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

          D. Only non-employee members of the Board shall be eligible to participate in the Automatic Option Grant Program.

    V. STOCK SUBJECT TO THE PLAN

          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 2,200,959 shares. Such authorized share reserve is comprised of (i) the number of shares which remained available for issuance under the Predecessor Plans as of the Initial Approval Date, comprised of the shares subject to the outstanding options incorporated into the 1998 Stock Incentive Plan upon its initial approval by the stockholders of the Corporation and outstanding options issued subsequent to the Initial Approval Date, but not in excess of the additional shares which were otherwise available for future grant under the Predecessor Plans as of the Initial Approval Date (403,162 shares in the aggregate), plus
(ii) an additional 1,022,566 shares which became issuable under the 1998 Stock Incentive Plan on the Initial Approval Date plus (iii) an additional increase of 775,231 shares authorized by the Board on December 7, 1998, subject to approval by the Corporation's stockholders at the 1999 Annual Meeting.

          B. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 250,000 shares of Common Stock in the aggregate per calendar year, beginning with the 1998 calendar year.

          C. Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plans) shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

          D. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances under this Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan and (v) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                   ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM
                       ----------------------------------

    I. OPTION TERMS

          Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

     A.   Exercise Price.

          1.  The  exercise   price  per  share  shall  be  fixed  by  the  Plan
Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

          2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Five and the documents evidencing the option, be payable in one or more of the forms specified below:

            (i) cash or check made payable to the Corporation,

            (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

            (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable
     Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

          C. Effect of Termination of Service.

          1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

            (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

            (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

            (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

            (vi) Should the  Optionee's  Service be terminated  for  Misconduct,
     then  all  outstanding   options  held  by  the  Optionee  shall  terminate
     immediately and cease to remain outstanding.

          2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

            (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

            (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

          D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

          E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

          F. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

    II. INCENTIVE OPTIONS

          The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

          A. Eligibility. Incentive Options may only be granted to Employees.

          B. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

          C. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five
(5) years measured from the option grant date.

    III. CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or
(iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

          B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

          C. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed or replaced in the Corporate

Transaction.

          D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year.

          E. Notwithstanding Section III.A. of this Article Two, the Plan Administrator shall have the discretionary authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed or replaced in the Corporate Transaction. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Corporate Transaction shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full, even in the event the options are to be assumed.

          F. The Plan Administrator shall have full power and authority exercisable, either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program in the event the Optionee's Service terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed or replaced and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

          G. The Plan Administrator shall have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program upon (i) a Change in Control or (ii) the termination of the Optionee's Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen
(18)
months) following the effective date of such Change in Control. Each option so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one
(1)-year period measured from the effective date of the Optionee's cessation of Service. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Change in Control or Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

          H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

          I. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

    IV. CANCELLATION AND REGRANT OF OPTIONS

          The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor
Plan) and to grant in substitution therefor new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

    V. STOCK APPRECIATION RIGHTS

          A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

          B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

            (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

            (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

            (iii) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

          C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

            (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

            (ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Common Stock. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock which are at the time vested under each surrendered option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

            (iii) The balance of the option (if any) shall remain outstanding and exercisable in accordance with the documents evidencing such option.

                                  ARTICLE THREE

                             STOCK ISSUANCE PROGRAM
                             ----------------------

    I. STOCK ISSUANCE TERMS

          Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

          A. Purchase Price.

          1.  The  purchase   price  per  share  shall  be  fixed  by  the  Plan
Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

          2. Subject to the provisions of Section I of Article Five, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

            (i) cash or check made payable to the Corporation, or

            (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

          B. Vesting Provisions.

          1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives.

          2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and
(ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

          3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

          4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

          5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

    II. CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. All of the Corporation's outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

          B. The Plan Administrator shall have the discretion, exercisable either at the time the unvested shares are issued or at any time while the Corporation's repurchase right remains outstanding, to provide for the automatic termination of one or more of those outstanding rights and the immediate vesting of the shares of Common Stock subject to such rights upon the occurrence of a Corporate Transaction.

          C. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

          D. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest upon (i) a Change in Control or (ii) the termination of the Participant's Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Change in Control.

    III. SHARE ESCROW/LEGENDS

          Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                  ARTICLE FOUR

                         AUTOMATIC OPTION GRANT PROGRAM

    I. OPTION TERMS

          A. Grant Dates. Option grants shall be made on the dates specified below:

          1. Each individual who is first elected or appointed as a non-employee Board member at any time after the Plan Effective Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 20,000 shares of Common Stock, provided that individual has not previously been a director of or in the employ of the Corporation or any Parent or Subsidiary.

          2. On the date of the 1998 Annual  Meeting (the  Stockholder  Approval
Date) and on the date of each Annual Stockholders Meeting held after such date, each individual who is to continue to serve as an Eligible Director, whether or not that individual is standing for re-election to the Board at that particular Annual Meeting, shall automatically be granted a Non-Statutory Option to purchase 10,000 shares of Common Stock, provided, with respect to each Annual Stockholders Meeting held after the 1998 Annual Meeting, such individual has served as a non-employee board member for at least six (6) months. There shall be no limit on the number of such 10,000-share option grants any one Eligible Director may receive over his or her period of Board Service, and non-employee board members who have previously been a director of or in the employ of the Corporation (or any Parent or Subsidiary) shall be eligible to receive one or more such annual option grants over their period of continued Board Service.

          B. Exercise Price. 1. The exercise price per share shall be equal to sixty percent (60%) of the Fair Market Value per share of Common Stock on the option grant date.

          2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          C. Option Term. Each option shall have a term of ten (10) years measured from the option grant date.

          D. Exercise and Vesting of Options. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board Service prior to vesting in those shares. Each option grant shall vest, and the Corporation's repurchase right shall lapse, in a series of four (4) successive equal annual installments upon the Optionee's completion of each year of Board Service over the four (4)-year period commencing six (6) months following the option grant date, with the first such installment to vest eighteen (18) month after the option grant date.

          E. Termination of Board Service. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

            (i) The Optionee (or, in the event of the Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve
     (12)-month period following the date of such cessation of Board Service in which to exercise each such option.

            (ii) During the twelve (12)-month post-service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board Service.

            (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board Service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

            (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month post-service exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board Service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

    II. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

          C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required in connection with such option surrender and cash distribution.

          D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

          E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

    III. REMAINING TERMS

          The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE FIVE

                                  MISCELLANEOUS
                                  -------------

    I. FINANCING

          The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

    II. TAX WITHHOLDING

          A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

          B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

          Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

          Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

    III. EFFECTIVE DATE AND TERM OF THE PLAN

          A. The Plan shall become effective immediately upon the Plan Effective Date. Options may be granted under the Discretionary Option Grant or Automatic Option Grant Program at any time on or after the Plan Effective Date. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Stockholder Approval Date. If the Stockholder Approval Date does not occur within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

          B. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan on the Stockholder Approval Date which do not otherwise contain such provisions.

          C. The Plan shall  terminate  upon the  earliest of (i) March 24, 2008
(ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such plan termination, all outstanding option grants and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

    IV. AMENDMENT OF THE PLAN

          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

          B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Programs and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

    V. USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

    VI. REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

    VII. NO EMPLOYMENT/SERVICE RIGHTS

          Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service or Board Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service or Board Service at any time for any reason, with or without cause.

                                    APPENDIX

          The following definitions shall be in effect under the Plan:

          A. Automatic Option Grant Program shall mean the automatic option grant program in effect under the Plan.

          B. Board shall mean the Corporation's Board of Directors.

          C. Board Service shall mean the performance of services for the Corporation by a person in the capacity of a non-employee member of the board of directors.

          D. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

            (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

            (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

          E. Code shall mean the Internal Revenue Code of 1986, as amended.

          F. Common Stock shall mean the Corporation's common stock.

          G.   Corporate   Transaction   shall  mean  either  of  the  following
stockholder-approved transactions to which the Corporation is a party:

            (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the

     Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

            (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

          H. Corporation shall mean Discovery Laboratories, Inc., a Delaware corporation, and its successors.

          I. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under the Plan.

          J. Eligible Director shall mean a non-employee Board member who is not a 10% Stockholder.

          K. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          L. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

          M. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

            (i) If the Common Stock is at the time traded on the Nasdaq SmallCap Market or Nasdaq National Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as such price is reported on such market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

            (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          N. Hostile Take-Over shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

          O.  Incentive   Option  shall  mean  an  option  which  satisfies  the
requirements of Code Section 422.

          P. Initial Approval Date shall mean June 16, 1998, the date on which the Corporation's 1998 Stock Incentive Plan was initially approved by the stockholders of the Corporation.

          Q. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

            (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

            (ii) Optionee's voluntary resignation following (A) a change in Optionee's position with the Corporation (or Parent or Subsidiary employing Optionee) which materially reduces Optionee's duties and responsibilities or the level of management to which Optionee reports, (B) a reduction in Optionee's level of compensation (including base salary, fringe benefits and target bonus under any corporate performance-based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of Optionee's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without Optionee's consent.

          R. Misconduct shall mean, unless otherwise determined by the Plan Administrator and recorded in the agreements evidencing the option grant or stock issuance, the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

          S. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

          T. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

          U. Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.

          V. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          W. Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

          X. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve
(12) months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          Y. Plan shall mean the Corporation's Amended and Restated 1998 Stock Incentive Plan, as set forth in this document.

          Z. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

          AA. Plan Effective Date shall mean March 24, 1998, the date on which the Plan was adopted by the Board.

          BB.  Predecessor Plans shall mean the Corporation's  1995 Stock Option
Plan and 1993 Stock Option Plan as in effect immediately prior to the Plan Effective Date hereunder.

          CC. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

          DD. Secondary Committee shall mean a committee of one (1) or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than
Section 16 Insiders.

          EE. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

          FF. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance

          GG. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

          HH. Stockholder Approval Date shall mean the date on which the Plan is approved by the Corporation's stockholders.

          II. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

          JJ. Stock Issuance Program shall mean the stock issuance program in effect under the Plan.

          KK. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          LL. Take-Over Price shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

          MM. Taxes shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

          NN. 10% Stockholder shall mean the owner of stock (as determined under Code

Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

                                                                         ANNEX A

                                PRELIMINARY COPY


PROXY

                          Discovery Laboratories, Inc.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned, revoking all prior proxies, hereby appoints Steven H. Kanzer and Robert J. Capetola, and each of them, with full power of substitution, as proxies to represent and vote all shares of Common Stock and Series B Convertible Preferred Stock of Discovery Laboratories, Inc. (the "Corporation") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Corporation to be held on June 28, 1999, at 10:00 a.m. Eastern Standard Time at Roberts Sheridan & Kotel, P.C. 12 East 49th Street 30th Floor, New York, N.Y., and at all adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 28, 1999, a copy of which has been received by the undersigned. Each share of Common Stock is entitled to one vote. Each share of Series B Convertible Preferred Stock is entitled to 3.1132 votes. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments or postponements thereof. Each of Items 1 through 3 is proposed by the Corporation.

Proposal Number 1 - Election of Directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until their earlier resignation or removal.

FOR ALL NOMINEES listed below              WITHHOLD AUTHORITY
to vote for all nominees                   (except as marked to the
listed below:                [ ]           contrary below):            [ ]

      (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

  Nominees: Robert J. Capetola, Ph.D.; Steve H. Kanzer, Esq.; Max Link, Ph.D.; Richard G. Power; Marvin E. Rosenthale, Ph.D.; Herbert H. McDade, Jr.; Mark C.
               Rogers, M.D.; David Naveh, Ph.D.; Richard Sperber

Proposal Number 2 - Consideration and approval of an amendment to the Corporation's 1998 Stock Incentive Plan (the "1998 Plan") that increases the number of shares of Common Stock available for issuance under the 1998 Plan from 1,406,024 to 2,200,959 shares.

            FOR  [ ]          AGAINST  [ ]           ABSTAIN   [ ]

Proposal Number 3 - Consideration and approval of the Stock Purchase Agreement between the Corporation and Crescent International Limited.

            FOR  [ ]          AGAINST  [ ]           ABSTAIN   [ ]


                                                     (continued on reverse side)

(continued)

Proposal Number 4 - Consideration and approval of an amendment to the Corporation's Restated Certificate of Incorporation.

            FOR  [ ]          AGAINST  [ ]           ABSTAIN   [ ]

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SET FORTH ABOVE AS DIRECTORS, FOR THE APPROVAL OF THE AMENDMENT TO THE 1998 PLAN, FOR THE APPROVAL OF THE STOCK PURCHASE AGREEMENT AND FOR THE AMENDMENT OF THE CORPORATION'S RESTATED CERTIFICATE OF INCORPORATION.

                        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report of Discovery Laboratories, Inc.

                        ____________________________
                        Signature of Stockholder            Date

                        ____________________________
                        Signature of Stockholder            Date

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEAR ON THE BOOKS OF THE CORPORATION. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN MUST GIVE FULL TITLE AS SUCH. IF A CORPORATION OR PARTNERSHIP, THE SIGNATURE SHOULD BE THAT OF AN AUTHORIZED PERSON WHO SHOULD STATE HIS OR HER TITLE.

      Please Date, Sign and Mail in the Enclosed Reply Envelope